                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12

                                WORLDGATE COMMUNICATIONS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                         WORLDGATE COMMUNICATIONS, INC.

                              3190 Tremont Avenue
                               Trevose, PA 19053

                                                               September 7, 2001

Dear Shareholder:

    On behalf of the Board of Directors of WorldGate Communications, Inc., I cordially invite you to attend our 2001 Annual Meeting of Shareholders. Much has happened in the interactive TV industry in the year since our last shareholders' meeting. We have, from our beginning six years ago, been pioneers and visionaries in this industry, and we continue to anticipate the needs of our customer base and provide the right technology, on the right platform, at the right time.

    As you know, we have always focused on developing and providing iTV technology for current generation set-tops, even when our competitors were focused on "next generation", "open cable" set-top boxes. Over the past several months, the market acknowledged that our vision was correct--that thin-client technology used in the current generation set-tops is a superior value proposition for the cable industry. While our competitors spent billions developing technology for a cable platform that, in the end, turned out to be technologically unfeasible and economically unworkable, we built an entire infrastructure, product offering, and intellectual property portfolio around the current generation thin client set tops. Furthermore, we built the most impressive slate of deployments of anyone in the industry.

    The key to our business strategy has been providing simple integration of additional applications to the WorldGate platform, ensuring flexibility to our customers in the cable TV industry. Therefore, in October 2000, we unveiled our CableWare middleware platform, which has quickly become an industry standard for thin-client middleware. Currently deployed to over 225,000 set-top boxes worldwide, CableWare enables easy integration for content and service providers wanting to bring new interactive applications to the current generation of digital set top boxes, and serves as the foundation for WorldGate's fully integrated, comprehensive iTV solution. Giving cable operators the flexibility to determine their optimal selection and integration of iTV applications is the key to WorldGate's competitive advantage, and CableWare provides the open environment which is crucially important to our customers.

    During the year, our TVGateway joint venture began to gain traction, announcing deployments around the country and gaining recognition as one of the major guide players. We also integrated our applications with other leading interactive program guides, such as those provided by Gemstar and Scientific Atlanta, demonstrating that WorldGate software is compatible with all of the major guide platforms.

    Now that CableWare and our guide strategies are in place, our WorldGate Interactive Service and Channel HyperLinking enhanced TV applications are able to move forward and accelerate upon their already impressive traction. The WorldGate Interactive Service continues to gain acceptance as an Internet access point in homes where the user does not want to purchase a computer, or as an inexpensive alternate connection to the internet. Users of the WorldGate Interactive Service spend over an hour a day online, commensurate with statistics published for PC-based web usage. In addition, over one-third of WorldGate Interactive Service subscribers are already accessing the Internet via a PC-based connection, proving that WorldGate can provide an inexpensive second Web outlet. Channel HyperLinking, our patented technology that enables a TV viewer to automatically link to related web content, has received an extremely favorable reaction from the advertising community. Early deployments of Channel HyperLinking have resulted in usage rates as high as 25% for well-placed local advertising, and averaging 13% in cable systems where data was collected. In addition, the average Channel HyperLinking session was over one minute in duration, in essence providing the advertiser with an extra minute of brand exposure for each 30 second advertising spot. These are very encouraging statistics, and we anticipate that our technology can revolutionize the television viewing experience.

    We continued to extend our leadership in deployment of interactive TV this year, and we now have deployments in 59 cable systems with 25 cable operators in 13 countries worldwide. WorldGate iTV solutions have been selected and commercially deployed by such domestic cable operators as AT&T Broadband, Buckeye Cable, Charter Communications, Comcast Communications, Massillon Cable, Sigecom/Utilicom, and Click!Networks, with additional operators such as Adelphia Communications and Cox Communications expected to deploy WorldGate technologies over the next few quarters. Internationally, WorldGate is commercially deployed by an impressive list of leading cable operators such as TVCable (Bogota), Cable Bahamas, CableVision of Mexico, GigaRed (Argentina), Retecal (Spain), Telecable Nacional (Dominican Republic), and Telefonica del Peru, with Cogeco Cable, our first Canadian cable operator customer, expected to deploy this fall. We also focus on distributing WorldGate iTV solutions through cable programming distributors such as AT&T Headend In The Sky-Registered Trademark- ("HITS-Registered Trademark-") and Digital Latin America, both of whom began offering WorldGate to their affiliates during the year. No other company in the iTV industry can boast of such a thorough list of live commercial deployments.

    At present, WorldGate has 225,000 unique subscribers and 350,000 revenue generating units (subscribers utilizing multiple WorldGate products). For comparisons sake, at the time of our last annual meeting, we had 43,000 subscribers, none of whom had access to multiple WorldGate products. This represents growth of over 500% in an industry that has just started to gain traction. Clearly, we feel that this dynamic growth demonstrates the quality and success of our products, and gives us much optimism for the future. Most importantly, these subscribers are utilizing our iTV solutions to surf the web, send email, link to commercials, and purchase products--all from the most pervasive interactive platform in the world, cable television. We are the only company that has commercially demonstrated a scalable, flexible, and marketable solution for deployment of interactive services on the current generation set tops. Our experience with prevailing cable platforms is extremely valuable to our partners and gives us a competitive advantage over our competitors that tied their business strategies to next generation platforms.

    From a financial standpoint, we reached a number of milestones during 2000. Our revenues topped $19 million this year, a 240% increase from the prior year. We raised $25 million in additional capital from strategic investors such as Adelphia Communications, Charter Communications, Comcast Cable, and Cox Communications. And as we proceeded into FY 2001 we began to make significant headway in decreasing our cash usage and EPS loss. For all the promise of interactive TV, the industry has been slow to develop due to platform indecision, guide integration issues and restructurings, among others. Now that those issues are being resolved, we believe the industry is poised for major growth and expansion. In our opinion the promise of iTV remains one of the most explosive business opportunities in the world today, and WorldGate is extremely well positioned to prosper in that industry. Nevertheless, we continue to cautiously manage our shareholders' capital and carefully utilize our remaining cash balances.

    Our business model is flexible, diversified, and includes multiple potential revenue streams. Not only can we derive revenue for the equipment that drives the WorldGate Interactive Service and TVGateway interactive program guide, we also share the monthly service fee charged by the cable operators for our service and we are paid fees for licensing our interactive technologies to third parties, consulting and management fees, and a share of any advertising revenues generated by interactive television. Our revenue streams are diversified across many different customers in the cable industry, and include international as well as domestic exposure. Therefore, we are confident that, as the industry evolves, we have a business model that can evolve with it and we believe it can provide a significant return to our shareholders.

    From our beginnings in 1995, WorldGate has been diligent in anticipating our customers' needs and providing cost-effective and valued solutions for interactive TV. From our core WorldGate Interactive Service, to CableWare middleware, to Channel HyperLinking enhanced TV, and TVGateway guides, to server equipment that continues to decrease in size and increase in efficiency, we are continually addressing the cable industry's need to make iTV scalable, deployable, and revenue enhancing. As the industry turns towards larger scale investment in and deployment of iTV services, we believe that WorldGate is in an excellent position to take advantage of this potentially explosive market with our wide array of diverse, revenue-generating applications. All of us at WorldGate thank you for your support and invite you to join us for another exciting year.

    In August, 2001, Gerard Kunkel, previously our Senior Vice President of Marketing, was promoted to President of WorldGate. In this role Gerard will assume the day-to-day responsibilities of WorldGate's ITV products and services business and he will work closely with me. Gerard has proven his knowledge and experience in the cable industry along with his dedication to the development of interactive TV making him an ideal choice for the position, and with Gerard's assistance we will expand WorldGate's leadership position in providing middleware, applications, and services to cable operators worldwide. I look forward to introducing our shareholders to Gerard at the annual meeting.

    Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card and a return envelope. The Proxy Statement provides details of the business that we will consider at the Annual Meeting and other information about WorldGate. Also, we have attached a copy of WorldGate's Annual Report on Form 10-K/A for the year ending December 31, 2000. This report will provide you with further information about our company.

    Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

Hal Krisbergh
Chairman and CEO
September 7, 2001

                            YOUR VOTE IS IMPORTANT!
    Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.

       If you have any questions about voting your shares, please contact our Vice President and General Counsel, Randall J. Gort, at 215-354-5105.

                                     [LOGO]

                         WORLDGATE COMMUNICATIONS, INC.
                              3190 Tremont Avenue
                               Trevose, PA 19053

                            ------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                OCTOBER 25, 2001

                            ------------------------

TO THE SHAREHOLDERS OF
WORLDGATE COMMUNICATIONS, INC.:

    Notice is hereby given that the 2001 annual meeting of shareholders (the "Annual Meeting") of WORLDGATE COMMUNICATIONS, INC. (the "Company" or "WorldGate") will be held at the Holiday Inn Select--Bucks County, 4700 Street Road, Trevose, Pennsylvania 19053 on October 25, 2001, at 10:00 a.m., local time, for the following purposes:

        1. To elect seven directors;

        2. To ratify and approve the adoption of the Company's 2001 Employee Stock Purchase Plan;

        3. To ratify and approve amendments to the Company's 1996 Stock Option Plan, including increasing the number of shares reserved for issuance under the Option Plan to 4,132,328, adding an automatic option grant to non-employee directors and adding an automatic annual increase in the number of shares reserved for issuance under the Option Plan;

        4. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

        5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only shareholders of record as of the close of business on August 28, 2001 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on August 28, 2001 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 3190 Tremont Avenue, Trevose, Pennsylvania 19053.

                                          By order of the Board of Directors,
                                          Randall J. Gort, Secretary

Trevose, Pennsylvania
September 7, 2001

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, EACH SHAREHOLDER IS
   URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PERSON
   GIVING A PROXY HAS THE POWER TO REVOKE IT, AT ANY TIME BEFORE THE PROXY IS VOTED, BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR, FOR ANY SHAREHOLDER
 WHO IS PRESENT AT THE MEETING, BY WITHDRAWING THE PROXY AND VOTING IN PERSON.

                                     [LOGO]

                         WORLDGATE COMMUNICATIONS, INC.
                              3190 Tremont Avenue
                               Trevose, PA 19053

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                OCTOBER 25, 2001

                            ------------------------

    This proxy statement and the accompanying form of proxy are being mailed on or about September 7, 2001 to the shareholders of WorldGate Communications, Inc. (the "Company" or "WorldGate"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Holiday Inn Select--Bucks County, 4700 Street Road, Trevose, Pennsylvania 19053 on October 25, 2001, at 10:00 a.m., local time, and at any postponements or adjournments thereof.

    At the Annual Meeting, shareholders of the Company will be asked to vote upon (i) the election of seven directors, (ii) the ratification and approval of the Company's 2001 Employee Stock Purchase Plan, (iii) the ratification and approval of amendments to the Company's 1996 Stock Option Plan, and (iv) the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company. If other matters properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

    The cost of solicitation of proxies will be borne by the Company. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

    The Company's annual report to shareholders on Form 10-K/A, for the fiscal year ended December 31, 2000, including financial statements, is being mailed to shareholders with this proxy statement but does not constitute a part of this proxy statement.

                             VOTING AT THE MEETING

    Only holders of record of shares of the Company's common stock, par value $0.01 per share, at the close of business on August 28, 2001, the record date, are entitled to vote at the Annual Meeting. As of that date, there were 23,932,080 shares of common stock outstanding. Each shareholder entitled to vote shall have the right to one vote for each outstanding share of common stock held in such shareholder's name.

    Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his, her or its shares at the Annual Meeting.

    The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a "broker non-vote"), the shares of common stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

    Assuming a quorum is present, (i) directors of the Company will be elected by a plurality of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Annual Meeting, and
(ii) the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote at the Annual Meeting will be required for the ratification and approval of the amendment to the Stock Option Plan, the ratification and approval of the Employee Stock Purchase Plan and the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of these votes.

    Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. The shares of common stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted "FOR" the nominees for election as directors named under the caption "Election of Directors", "FOR" the ratification and approval of the 2001 Employee Stock Purchase Plan, "FOR" the ratification and approval of the amendments to the 1996 Stock Option Plan, and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the fiscal year ending December 31, 2001. If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment and the rules of the SEC.

    Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

    YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH THE COMPANY'S TRANSFER AGENT IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM YOUR BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolutions adopted by the board. At the Annual Meeting, seven directors will be elected. The term of office for each director will expire at the 2002 annual meeting of shareholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

    The Board of Directors has nominated for election as directors of the Company Alan Gerry, Clarence L. Irving, Jr., Hal M. Krisbergh, Jeff Morris, Lemuel Tarshis, David E. Wachob and Ronald A. Walter. All nominees are presently directors of the Company.

    All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the board may decide to reduce the number of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW.

                             NOMINEES FOR ELECTION

                                         YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
NAME OF DIRECTOR              AGE               PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------              ---        --------------------------------------------------------
Hal M. Krisbergh.........      54      Mr. Krisbergh has served as Chairman and Chief Executive
                                       Officer of WorldGate since its inception in March 1995. From
                                       September 1981 to September 1994, Mr. Krisbergh was an
                                       executive officer of General Instrument (now a part of
                                       Motorola, Inc.). Mr. Krisbergh served as President of
                                       General Instrument's Communications Division and, for the
                                       past 17 years, has been a well-known figure in the cable
                                       industry. He is a recognized leader in the development of
                                       addressable cable boxes, impulse pay-per-view,
                                       opto-electronics and digital audio technologies. In 1991,
                                       Mr. Krisbergh received cable television's prestigious
                                       Vanguard award. Prior to joining General Instrument, Mr.
                                       Krisbergh was employed by W. R. Grace & Co., Deloitte &
                                       Touche and Raytheon Company.

David E. Wachob..........      47      Mr. Wachob has served as Vice President, General Manager and director of WorldGate since its inception in 1995. Between
                                       1991 and 1995, Mr. Wachob was President of Network Resources
                                       Incorporated, an independent consulting company for the
                                       cable, cellular, telecommunications and consumer electronics industries. From June 1988 to September 1991, Mr. Wachob was
                                       Director of Advanced Technologies for General Instrument
                                       where he managed strategic planning, market research,
                                       technical assessment and business development of advanced
                                       technologies for the cable television industry. Mr. Wachob's other positions with General Instrument included, from July
                                       1986 to June 1988, Manager of Product Support Engineering,
                                       and from November 1984 to July 1986, Radio Frequency Systems
                                       Engineer.

                                         YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
NAME OF DIRECTOR              AGE               PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------              ---        --------------------------------------------------------
Alan Gerry...............      72      Mr. Gerry has been a member of WorldGate's board of
                                       directors since April 1997. Mr. Gerry founded Granite
                                       Associates, L.P., a private investment company, and
                                       presently serves as its Chairman and Chief Executive
                                       Officer. Mr. Gerry was the founder, and for at least the
                                       last 3 years prior to 1996, he was the Chairman and Chief
                                       Executive Officer of Cablevision Industries Corporation, the
                                       eighth largest multiple system operator in the United
                                       States, with over 1.3 million subscribers at the time of its merger with Time Warner Inc. in 1996. Mr. Gerry has been the recipient of numerous awards and citations including the
                                       cable television industry's prestigious Vanguard Award for
                                       Distinguished Leadership, which he received in 1995. Mr.
                                       Gerry is a veteran of the U.S. Marine Corps.

Clarence L. Irving, Jr...      46      Mr. Irving has been a member of WorldGate's board of
                                       directors since July 2000. Mr. Irving is a co-founder of
                                       UrbanMagic and has been a Senior Manager since January 2000.
                                       He has been President and Chief Executive Officer of Irving
                                       Information Group, a consulting services firm, since October
                                       1999 and has served as a director of Covad Communications
                                       Group, Inc. since April 1999. Mr. Irving served as Assistant
                                       Secretary of Commerce to the United States Department of
                                       Commerce from June 1993 to October 1999.

Jeff Morris..............      49      Mr. Morris has been a member of WorldGate's board of
                                       directors since April 2001. Since April 2001, Mr. Morris has been the President of Digital Media Consulting, a new media consulting company. From July 1999 to April 2001, he was
                                       President and Chief Executive Officer of Yack, Inc., an
                                       internet events and program guide. Mr. Morris is a veteran of the cable television industry, including a fifteen-year tenure at Showtime Networks, Inc., from 1984 through 1999, where his last position was senior vice president of New
                                       Media and Technology Development.

Lemuel Tarshis...........      60      Mr. Tarshis has been a member of WorldGate's board of
                                       directors since April 2001. Since August 1991, Mr. Tarshis has been the director of management technology transfer at the Stevens Institute of Technology University. In addition, he currently works as a consultant for Lucent Technologies,
                                       Tyco International, AT&T Corporation and Verizon
                                       Communications, Inc.

Ronald A. Walter.........      58      Mr. Walter has been a member of WorldGate's board of
                                       directors since April 1998. Mr. Walter is Executive Vice
                                       President of Citigroup Investments Inc., and has been a
                                       senior officer of Citicorp and Citibank, N.A. since May
                                       1979. He serves as Director of Investments for Citicorp's
                                       proprietary long-term equity investment program and manages the investment program for the assets supporting Citigroup's employee benefit programs. His previous experience with
                                       Citicorp includes serving as Secretary of Citicorp's Finance
                                       Committee, Head of Strategic Analysis and Chief Financial
                                       Officer for the company's equipment finance and leasing
                                       business. Mr. Walter was a member of the Urban Planning
                                       faculty at MIT and was part of the management team
                                       responsible for ending the financial crisis in New York City in the 1970s.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors of the Company met on 5 occasions in 2000. The Delaware General Corporate Law provides that the Board, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board has elected from its members an Audit Committee and a Compensation and Stock Option Committee. Each director, other than Alan Gerry, attended at least 75% of the aggregate of the meetings of the Board held during the period for which he or she was a director and the meetings of the committee or committees on which he or she served during 2000.

    COMPENSATION AND STOCK OPTION COMMITTEE. The Compensation and Stock Option Committee has general supervisory power over, and the power to grant options under, the Company's 1996 Stock Option Plan. In addition, the Compensation and Stock Option Committee recommends to the board the compensation of the Company's Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Compensation and Stock Option Committee met four times in 2000. The Compensation and Stock Option Committee is currently composed of four directors, including Mr. Krisbergh and three directors that are not officers or employees of the Company, Mr. Irving, Mr. Morris and Mr. Gerry. The 2000 Compensation and Stock Option Committee Report on executive compensation can be found on page 25 of this proxy statement.

    AUDIT COMMITTEE. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in WorldGate's financial reporting. The Audit Committee monitors the Company's financial reporting process and internal control system, reviews and appraises the audit efforts of the Company's independent accountants and provides an avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The Audit Committee meets at least three times annually, and meets at least once annually with the Company's management and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of the Company's financial statements. The Audit Committee met four times in 2000. In 2000, the Audit Committee was composed of Mr. Krisbergh and two independent board members, Mr. Irving and Mr. Gerry. The Audit Committee is currently composed of
Mr. Walter, Mr. Tarshis and Mr. Irving, each of whom is independent as such term is defined under the National Association of Securities Dealers' listing standards. The 2000 Audit Committee Report is set forth below. In addition, the Audit Committee has adopted a written charter, a copy of which is attached to this proxy statement as Appendix A.

                             AUDIT COMMITTEE REPORT

    The following is the report of the Audit Committee of the Board of Directors of WorldGate Communications, Inc. with respect to the fiscal year ended
December 31, 2000.

REVIEW WITH MANAGEMENT

    The Audit Committee has reviewed and discussed WorldGate's audited financial statements with WorldGate's management and internal auditors, including the overall quality of WorldGate's accounting policies.

REVIEW AND DISCUSSION WITH INDEPENDENT ACCOUNTANTS

    The Audit Committee has discussed with PricewaterhouseCoopers LLP, WorldGate's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which include, among other items, matters related to the conduct of the audit of WorldGate's financial statements.

    The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from the company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from WorldGate.

CONCLUSION

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of WorldGate that the audited financial statements be included in WorldGate's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          Submitted by the Audit Committee of
                                          the
                                          Board of Directors of WorldGate
                                          Communications, Inc.

                                          Clarence L. Irving, Jr.
                                          Lemuel Tarshis
                                          Ronald A. Walter

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                                 PROPOSAL NO. 2
         RATIFICATION AND APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN

    On February 15, 2001, the Board of Directors adopted, subject to the ratification and approval of the shareholders, WorldGate's 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan allows employees to purchase common stock of the Company at a discount to market price through accumulated payroll deductions. The Board believes that employees who participate in the Stock Purchase Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company's growth. In the Board's opinion, the adoption of the Stock Purchase Plan helps enable WorldGate to attract and retain the necessary talent to execute its business objectives.

    The affirmative vote of a majority of the votes cast in person or by proxy at the meeting will be required to ratify and approve the Stock Purchase Plan. Abstentions will NOT be counted toward the tabulation of votes cast on the proposal. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF THE STOCK PURCHASE PLAN.

    The following is a summary of certain material provisions of the Stock Purchase Plan. The summary is qualified in its entirety by reference to the Stock Purchase Plan which has been filed with the SEC as Appendix B to this proxy statement. A copy of the Stock Purchase Plan will be provided free of charge to any shareholder who receives this proxy statement upon request, as further described in the section entitled UNDERTAKINGS OF THE COMPANY on page 28 of this proxy statement.

    PURPOSE OF THE STOCK PURCHASE PLAN

    The purpose of the Stock Purchase Plan is to provide our employees with an opportunity to purchase our common stock through accumulated payroll deductions. We believe that employees who participate in the Stock Purchase Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in our growth.

    ADMINISTRATION OF THE STOCK PURCHASE PLAN

    The Stock Purchase Plan will be administered by the Board of Directors or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Stock Purchase Plan, to determine eligibility and to adjudicate all disputes relating to the Stock Purchase Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

    DURATION OF THE STOCK PURCHASE PLAN

    The Stock Purchase Plan will terminate on February 14, 2011, the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board or extended by the Board with the approval of the shareholders.

    AMENDMENT/TERMINATION OF STOCK PURCHASE PLAN

    The Board has the complete power and authority to terminate, modify and amend the Stock Purchase Plan at any time; provided, however, that (i) no such termination, modification or amendment of the Stock Purchase Plan may, without the consent of an employee then having an option under the Stock Purchase Plan, adversely affect the rights of such employee under such option; and (ii) the Board may not amend the Stock Purchase Plan to increase the maximum number of shares which may be issued under the Stock Purchase Plan, without the approval of the Company's shareholders.

    APPLICABILITY OF ERISA

    The Stock Purchase Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The Stock Purchase Plan is an unfunded plan and does not create (and should not be construed to create) a trust or separate fund or funds. The Stock Purchase Plan does not establish any fiduciary relationship between the Company and any participant or other person.

    SECURITIES TO BE OFFERED

    The securities to be offered under the Stock Purchase Plan are shares of the Company's common stock. Initially, a maximum of seven hundred fifty thousand (750,000) shares of common stock are available for issuance under the Stock Purchase Plan. Beginning in 2002, the number of shares available under the Stock Purchase Plan will increase each year by the lesser of: (i) three hundred seventy-five thousand (375,000) shares; or (ii) a lesser amount determined by the Board. In addition, the number of shares available under the Stock Purchase Plan is also subject to adjustment upon reorganization, reclassification, changes in capitalization, stock dividend or similar events of the Company. The shares subject to the Stock Purchase Plan consist of unissued shares. If an option granted under the Stock Purchase Plan expires or is otherwise terminated without being exercised in full, the shares of stock allocable to the unexercised portion of such option may again be offered for sale under the Stock Purchase Plan.

    PERSONS ELIGIBLE TO PARTICIPATE

    Each employee of the Company or a designated subsidiary of the Company who is regularly scheduled to work at least twenty (20) hours per week and more than five (5) months per calendar year will be eligible to participate in offerings under the Stock Purchase Plan beginning with the first offering commencing after such employee has completed six (6) months of continuous employment with the Company or a designated subsidiary of the Company. No employee, however, may be granted an option to participate in the Stock Purchase Plan if, immediately after the grant, such employee:

        (a) would own common stock and/or hold outstanding options to purchase common stock possessing five percent or more of the total combined voting power or value of all classes of common stock of the Company; or

        (b) would have rights to purchase shares of common stock under all employee stock purchase plans of the Company or a subsidiary (not including the Company's Option Plan) which would accrue at a rate which exceeds $25,000 in fair market value of the common stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

    PARTICIPATION PERIODS

    The Stock Purchase Plan is implemented by quarterly offerings of the Company's common stock (referred to herein as the "offering periods") beginning on the first business day of each calendar quarter (referred to herein as the "enrollment date") and terminating on the last business day of each such quarter (referred to herein as the "exercise date"). The first enrollment date under the Stock Purchase Plan was March 6, 2001.

    METHOD OF PARTICIPATION

    A. AUTHORIZATION. Any eligible employee may become a participant in the Stock Purchase Plan by completing an Enrollment/Change Form authorizing payroll deductions on such form as the

Company may provide from time to time and filing such Enrollment/Change Form with the Company's payroll office no later than the fifteenth day of the month immediately proceeding the applicable enrollment date.

    B. PAYROLL DEDUCTION. At the time a participant files such participant's Enrollment/Change Form, such participant elects to have payroll deductions made on each pay day during the offering period in an amount not exceeding fifteen percent (15%) of the compensation which such participant receives on each pay day during the offering period. "Compensation" means all base straight time gross earnings and commissions, payments for overtime, shift premium and cash bonuses. The percentage of compensation to be deducted must be expressed as a whole number percentage (i.e., 1%, 2%, 3%, etc.).

    C. CHANGES TO PAYROLL DEDUCTIONS. A participant may increase or decrease such participant's payroll deduction rate during an offering period by completing and filing with the Company a new Enrollment/Change Form authorizing a change in payroll deduction rate. The change in such participant's payroll deduction rate shall be effective on the first pay day which is at least three
(3) business days after a Rate Change Day (February 1, March 15, May 1,
June 15, August 1, September 15, November 1 and December 15). Notwithstanding the foregoing sentence, however, if the proposed change in payroll deduction rate is a reduction of such participant's payroll deduction rate to zero percent (0%), then the change in payroll deduction rate shall be effective on the first pay day which is at least three (3) business days after receipt by the Company of such participant's new Enrollment/Change Form.

    PURCHASE OF SHARES

    A. NUMBER OF SHARES AVAILABLE FOR PURCHASE. On the enrollment date of each offering period, each participating employee will be deemed to have been granted an option to purchase a maximum number of whole shares of common stock determined by dividing such participant's Compensation deductions accumulated and retained in such participant's account as of the exercise date of such offering period by the applicable purchase price; provided that in no event shall an employee be permitted to purchase during each offering period more than five thousand (5,000) shares of common stock.

    B. PURCHASE PRICE. The price of stock purchased with payroll deductions made during each offering period shall be amount per share equal to the market price of a share of common stock on the enrollment date or on the exercise date, whichever is lower, minus fifteen percent of such market price. The Board may, however, on a prospective basis, change or eliminate the foregoing percentage discount.

    C. EXERCISE OF PURCHASE OPTION. Unless a participant gives a written notice of withdrawal, his or her option for the purchase of stock during any offering period will be deemed to have been exercised automatically on the exercise date for the purchase of the number of whole shares of common stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable purchase price. Any excess funds in such participant's account will be applied to such participant's account with respect to the next offering period.

    D. DELIVERY OF STOCK. Each participant must use the securities broker designated by the Board as the plan administrator for all transactions involving securities acquired by such participant under the Stock Purchase Plan. As promptly as practicable after each exercise date on which a purchase of shares occurs, the Company will arrange for the Company's transfer agent to credit to the account of the plan administrator, the shares purchased upon exercise of the participants' options, for the benefit of the individual participants.

    STATEMENT OF EMPLOYEE'S ACCOUNT

    The plan administrator will provide each participant with an individual account statement on a quarterly basis as well as any time there is any account activity with respect to such participant's account.

    RESALE RESTRICTION

    A. NONTRANSFERABILITY OF RIGHTS. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive common stock under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant other than by will or by the laws of descent and distribution.

    B. HOLDING PERIOD FOR SHARES. After a participant acquires shares pursuant to the Stock Purchase Plan, the participant may not assign, transfer, pledge or otherwise dispose of such shares for a period of one year from the enrollment date. Accordingly, any instruction by the participant to the plan administrator to assign, transfer, pledge or otherwise dispose of such shares for during such one-year period will not be honored. Shares purchased by a participant under the Stock Purchase Plan are fully vested and, subject to the foregoing restriction on transfer, the participant has all incidents of ownership with respect to such shares, including the right to vote and the right to receive distributions and dividends.

    C. PURCHASE FOR INVESTMENT. The Company has registered the shares that are subject to the Stock Purchase Plan with the Securities and Exchange Commission, and all such shares are freely transferable, subject to the one-year holding period described above. Notwithstanding the foregoing, participants who are "Affiliates" of the Company, as defined by Rule 144(a), and who desire to resell shares acquired under the Stock Purchase Plan may do so only in accordance with the provisions of Rule 144 (which contains certain provisions with respect to the manner of sale, the quantity of shares which may be sold within specified time periods and other restrictions) promulgated under the Securities Act of 1933, as amended.

    D. BROKER. Each participant must use the securities broker designated by the Board, or the committee of members of the Board appointed by the Board as the plan administrator, for all transactions involving securities acquired by such participant under the Stock Purchase Plan. The initial plan administrator is Deutsche Banc Alex.Brown.

    WITHDRAWAL

    A participant may withdraw all but not less than all the payroll deductions credited to such participant's account and not yet used to exercise such participant's option under the Stock Purchase Plan at any time by completing an Withdraw Form on such form as the Company may provide from time to time and filing such Withdraw Form with the Company's payroll office. All of the participant's payroll deductions credited to such participant's account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the offering period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such offering period. If a participant withdraws from an offering period, payroll deductions shall not resume at the beginning of the succeeding offering period unless such participant delivers to the Company a new Enrollment/Change Form.

    TAX EFFECTS OF STOCK PURCHASE PLAN PARTICIPATION

    A. GENERAL. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of section 423 of the Code.

    B. PURCHASE OF SHARES. No income will be recognized by a participant upon either the grant of an option to purchase shares or the exercise of an option to purchase shares under the Stock Purchase Plan.

    C. SALE OF SHARES. A portion of the gain, if any, recognized by a participant upon the disposition of shares acquired under the Stock Purchase Plan will be treated as compensation income, taxable at ordinary federal income tax rates.

    If such disposition of shares occurs more than two years after the date the option to purchase shares was granted, the amount of compensation income will be limited to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the amount paid for the shares or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (determined as if the option were exercised at such time). The amount of such compensation income will be added to the participant's basis in the shares disposed of. Any additional gain recognized by the participant upon such a disposition will be taxed as a long-term capital gain.

    If shares acquired under the Stock Purchase Plan are disposed of within two years of the date the option to purchase shares was granted, the gain from such disposition will be taxed as ordinary income to the extent of the difference between the price paid for such shares and the fair market value of such shares on the date such option was exercised, and any remaining gain will be taxed as either short or long-term capital gain (depending upon whether the shares were held for more than one year before sale).

    If a participant dies while still holding shares acquired under the Stock Purchase Plan, such participant will recognize compensation income in the taxable year ending with his or her death equal to the lesser of (i) the excess of the fair market value of the shares at the time of such death over the amount paid for the shares upon the option or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (determined as if the option were exercised at such time).

    NO EMPLOYMENT RIGHTS

    The Stock Purchase Plan does not create any right for the benefit of any employee or class of employees to purchase any shares under the Stock Purchase Plan, or create in any employee or class of employees any right with respect to continuation of employment with the Company. The Company has the right to terminate or otherwise modify the terms of an employee's employment at any time.

                                 PROPOSAL NO. 3
             RATIFICATION AND APPROVAL OF AMENDMENT TO OPTION PLAN

    WorldGate's 1996 Stock Option Plan (the "Option Plan") provides for the grant of "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs") (collectively, "options") to key employees, officers, directors, consultants and advisors to WorldGate. On February 15, 2001, the Board of Directors approved an amendment and restatement of the Option Plan, subject to the approval of the shareholders. The Option Plan, as amended and restated,
(i) increased the number of shares of common stock of WorldGate reserved for issuance under the Option Plan by 932,328 shares, (ii) provides for the automatic grant of an NQSO covering 20,000 shares of common stock to non-employee directors upon their initial election to the Board, (iii) provides for the automatic grant of an NQSO covering 6,500 shares of common stock to non-employee directors for each year of service on the Board, and (iv) provides for an automatic increase each year in the number of shares reserved for issuance under the Option Plan in an amount equal to the lesser of 4% of the then outstanding shares of common stock or 1,000,000 shares. The Board believes that the automatic grant of NQSOs to non-employee directors will help attract and retain valuable members to serve on the Board. The Board also believes that the increase in the number of shares reserved under the Option Plan, and the yearly automatic increase in the number of shares available under the Option Plan, will assist WorldGate in attracting and retaining the necessary employees to execute its long-term and near-term business objectives.

    The affirmative vote of a majority of the votes cast in person or by proxy at the meeting will be required to ratify and approve the Option Plan, as amended and restated. Abstentions will NOT be counted toward the tabulation of votes cast on the proposal. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF THE OPTION PLAN AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 15, 2001.

    The following is a summary of certain material provisions of the Option Plan as amended. The summary is qualified in its entirety by reference to the Option Plan, which has been filed with the SEC as Appendix C to this proxy statement. A copy of the Option Plan will be provided free of charge to any shareholder who receives this proxy statement, upon request, as further described in the section entitled UNDERTAKINGS OF THE COMPANY on page 28 of this proxy statement.

    PURPOSE

    The purpose of the Option Plan is to advance the interests of WorldGate by providing a means whereby WorldGate may, through the grant of options to key employees, officers, directors, consultants and advisors to WorldGate, attract and retain such individuals and motivate them to exercise their best efforts on behalf of WorldGate. WorldGate believes that the Option Plan will serve as an incentive for the participants to contribute materially to the growth of WorldGate, thereby benefiting WorldGate's shareholders by aligning the economic interests of the participants with those of the shareholders.

    SHARES SUBJECT TO OPTION PLAN

    Under the Option Plan, options may be awarded for up to an aggregate of 4,132,328 shares of common stock. The total number of shares available for issuance under the Option Plan shall be increased each year by an amount equal to 4% of the issued and outstanding shares of common stock (determined on the first day of the year) or 1,000,000 shares, if less. No optionee may receive options under the Option Plan for more than 200,000 shares of common stock over any one-year period. These limits are subject to adjustment to reflect any stock split, stock dividend, share combination, or similar changes in the capitalization of WorldGate. Common stock issuable under the Option Plan may be authorized but unissued common stock or reacquired common stock, and WorldGate may purchase common stock for this purpose. On August 28, 2001, the closing sale price of common stock on the NASDAQ National Market was $2.63 per share.

    ADMINISTRATION

    The Option Plan is administered by the Compensation and Stock Option Committee of WorldGate's Board of Directors (the "Compensation Committee"). The Compensation Committee has full authority, subject to the terms of the Option Plan, to select optionees, to determine the terms and conditions of options, and generally to administer the Option Plan.

    ELIGIBILITY

    All employees of WorldGate (including directors of WorldGate who are employees) or of a parent or subsidiary corporation who hold positions of responsibility and whose performance, in the judgment of the Compensation Committee, may have a significant effect on the long-term success of WorldGate ("Employees"), all directors of WorldGate who are not employees of WorldGate ("Non-Employee Directors"), and all advisors and consultants (collectively, "Consultants") whose services, in the judgment of the Compensation Committee, may have a significant effect on the long-term success of WorldGate, are eligible to participate in the Option Plan. Employees are eligible to receive ISOs and NQSOs under the Option Plan. Non-Employee Directors and Consultants are eligible to receive only NQSOs.

    AMENDMENT AND DURATION OF OPTION PLAN

    Except to the extent limited by the Option Plan, the Code, and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board has the power, without the consent of the shareholders, to discontinue the Option Plan or to amend the Option Plan. The Option Plan will terminate at midnight on December 4, 2006, unless discontinued earlier by the Board or extended by the Board with the approval of the shareholders. No options may be granted after such termination, but options outstanding at the time of termination will remain exercisable in accordance with their terms and will vest in accordance with their terms.

    TERMS AND CONDITIONS--NONQUALIFIED STOCK OPTIONS

    TERM AND PURCHASE PRICE. NQSOs may be granted for terms of not more than 10 years at a purchase price per share determined by the Compensation Committee, which may be equal to, greater than, or less than the fair market value of the common stock on the date of grant of the option. NQSOs are exercisable in such installments as the Compensation Committee may determine. An optionee may exercise an NQSO by delivering a notice of exercise to the Compensation Committee with payment of the purchase price. The purchase price may be paid in
(i) U.S. dollars by cash, wire transfer of immediately available funds, or certified check payable to the order of WorldGate, or (ii) with the approval of the Compensation Committee, by delivering shares of common stock owned by the optionee, including shares acquired in connection with the exercise of an option and having a fair market value on the date of exercise equal to the purchase price. WorldGate's obligation to deliver common stock upon the exercise of any option is subject to applicable Federal, state and local tax withholding requirements.

    OPTIONAL PURCHASE BY WORLDGATE. In the sole discretion of the Compensation Committee, in lieu of the exercise of an option, the optionee may be permitted to transfer the option to WorldGate in exchange for a cash payment equal to the excess of (i) the then fair market value of the shares subject to the option over (ii) the purchase price of such option.

    EXPIRATION OF NQSOS. Any exercisable NQSO held by an Employee or Consultant who dies or terminates employment or service due to disability will remain exercisable for one year after the Employee or Consultant's death or termination of employment or service due to disability (or such other period of time as may be specified in the grant letter), but in no event beyond the normal expiration date of the option. If an optionee ceases to be an Employee or Consultant due to a termination for cause by WorldGate or on account of a voluntary separation from WorldGate without WorldGate's consent, any exercisable NQSO held by the optionee shall terminate as of the date of the optionee's termination of employment or service (except as the Compensation Committee may otherwise provide in writing). If an optionee ceases to be an Employee or Consultant for any other reason, any exercisable NQSO held by such optionee will remain exercisable for three months after the date the optionee ceases to be an Employee or Consultant (or such other period of time as may be specified in the grant letter), but in no event beyond the normal expiration date of the option.

    If an optionee ceases to be a Non-Employee Director for any reason other than death, any exercisable NQSO held by the Non-Employee Director will remain exercisable until the earlier of (i) the normal expiration date of the option, or (ii) 90 days after the Non-Employee Director's termination of service. If an optionee ceases to be a Non-Employee Director due to his or her death while a member of the Board or within the period after termination of service during which the option is exercisable, the NQSO will remain exercisable until the earlier of (i) the normal expiration date of the option, or (ii) one year after the Non-Employee Director's death.

    If an optionee ceases to be an Employee or a Consultant for reasons other than voluntary termination without the consent of WorldGate or termination for cause, but continues to serve as a member of the Board, the optionee's service as a member of the Board shall be considered continuing employment or service with WorldGate.

    TERMS AND CONDITIONS--INCENTIVE STOCK OPTIONS

    ISOs are subject to the same terms and conditions under the Option Plan as are described above for NQSOs, except as follows:

    ELIGIBILITY.  Only Employees are eligible to receive ISOs.

    TERM AND PURCHASE PRICE. The purchase price per share of common stock subject to ISOs shall be not less than 100% of the fair market value of the common stock on the date the ISO is granted. In cases where ISOs are granted to a person who owns more than 10% of the voting stock of WorldGate or of a parent or subsidiary corporation, the purchase price per share will not be less than 110% of the fair market value of the common stock on the date of grant, and the term of such options will not be more than five years.

    FAIR MARKET VALUE. The aggregate fair market value (determined at the time the option is granted) of the common stock with respect to which ISOs are exercisable for the first time during any calendar year by any employee (under the Option Plan and any other ISO plan of WorldGate or of a parent or subsidiary corporation) may not exceed $100,000.

    OTHER REQUIREMENTS. There are certain other requirements, such as specified holding periods for common stock received upon the exercise of such ISOs and limitations on exercisability following termination of employment, which must be satisfied in order for an optionee to obtain ISO tax treatment under the Code.

    AWARDS TO NON-EMPLOYEE DIRECTORS

    Each Non-Employee Director shall be automatically granted an NQSO covering 6,500 shares of common stock on each anniversary of the date he or she was elected to the Board, provided he or she is then a Non-Employee Director. Also, each Non-Employee Director shall be granted an NQSO covering 20,000 shares of common stock effective the date he or she is first elected to the Board.

    TRANSFERABILITY; REGISTRATION OF SHARES

    Options are not assignable or transferable by an optionee other than by will or the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Compensation Committee in its sole discretion, pursuant to a qualified domestic relations order. The Compensation Committee may, however, permit an optionee to transfer NQSOs to the optionee's spouse or a child or grandchild or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided the optionee receives no consideration for such transfer and the optionee and the transferee agree to such conditions as the Compensation Committee may impose.

    GRANT LETTERS

    The Option Plan requires that optionees enter into grant letters with WorldGate which incorporate the terms of the options and such other terms, conditions, and restrictions, not inconsistent with the Option Plan and applicable law, as the Compensation Committee may determine.

    CHANGE OF CONTROL

    Upon a Change of Control of WorldGate (as defined in the Option Plan), all outstanding options shall become immediately exercisable, unless the Compensation Committee determines otherwise. The Compensation Committee shall provide each optionee with written notice of a Change of Control, and the optionee will have 20 days after receiving the notice to exercise any outstanding options held by the optionee, unless the Compensation Committee determines otherwise. Options that are not timely exercised will terminate effective the date of the Change of Control (unless the options are assumed by the successor to WorldGate).

    RESTRICTIONS ON RESALE BY "AFFILIATES"

    A person who is deemed to be an affiliate of WorldGate under the Securities and Exchange Commission's regulations may only sell common stock he or she acquires under the Option Plan pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), unless there exists an effective Registration Statement under the Securities Act covering the proposed sale of the shares or an exemption for such sale is available.

    FEDERAL INCOME TAX TREATMENT OF OPTIONS

    The current federal income tax treatment of grants under the Option Plan is described below. The following discussion is only a summary, is not intended to be all inclusive or to constitute tax advice, and, among other things, does not cover possible state, local or foreign tax consequences.

    NONQUALIFIED STOCK OPTIONS

    To the extent options, when granted, are NQSOs, or to the extent options, when granted, are intended to be ISOs but fail to qualify as such, the principal Federal income tax consequences to each optionee and to WorldGate should generally be as follows:

        (1) An optionee will not recognize taxable income and WorldGate will not be entitled to a deduction upon the grant of an NQSO.

        (2) Upon exercise of an NQSO, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the purchase price. Subject to
    Section 162(m) of the Code, WorldGate will be entitled to a federal income tax deduction to the extent of the ordinary income recognized by the optionee upon exercise of the NQSO.

        (3) Optionees (other than Consultants and Non-Employee Directors) are subject to Federal income tax withholding on the income recognized as a result of the exercise of an NQSO. The Compensation Committee, in its discretion, may permit the optionee to elect to surrender common stock otherwise issuable upon exercise in order to satisfy this withholding requirement, subject to certain restrictions set forth in the Option Plan.

        (4) Gain or loss recognized by the optionee upon a subsequent disposition of the common stock will be long-term or short-term capital gain or loss, if the shares of common stock are held by the optionee as capital assets.

    INCENTIVE STOCK OPTIONS

    To the extent options, when granted, qualify as ISOs under Section 422 of the Code, the principal Federal income tax consequences to each optionee and to WorldGate should generally be as follows:

        (1) An optionee will not recognize taxable income and WorldGate will not be entitled to a deduction upon the grant of an ISO. Upon the exercise of an ISO, the optionee will not recognize taxable income and WorldGate will not be entitled to a deduction, provided the optionee was an employee of WorldGate during the entire period from the date of grant of the ISO until three months before the date of exercise (increased to 12 months if employment ceased due to total and permanent disability or death). In all of these situations, the ISO itself may provide a shorter exercise period after employment ceases than the allowable period under the Code. For optionees that are subject to the alternative minimum tax, an amount equal to the excess of the fair market value of the common stock at the time of exercise over the purchase price will generally be included in the optionee's alternative minimum taxable income in the year of exercise.

        If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed above) will apply.

        (2) If the optionee sells common stock that he acquired upon the exercise of an ISO, the tax consequences depend on how long the optionee held the shares. If the optionee disposes of the common stock after at least two years following the date of grant of the ISO and at least one year following the date of transfer of the common stock to the optionee upon exercise of the ISO, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the purchase price, assuming the shares of common stock were held as capital assets.

        (3) If the optionee makes a disqualifying disposition of the common stock (that is, disposes of the common stock within two years after the date of grant of the ISO or within one year after the transfer of the common stock to the optionee), but all other requirements of Section 422 of the Code are met, the optionee will generally recognize ordinary income upon disposition of the common stock in an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise minus the purchase price, or (ii) the amount realized on disposition minus the purchase price. Disqualifying dispositions of common stock may also, depending upon the sales price, result in either short-term or long-term capital gain or loss under the Code rules which govern other stock dispositions, assuming the shares of common stock were held as capital assets.

        (4) Where all requirements of Section 422 of the Code, including the holding and employment requirements described in paragraphs (1) and
    (2) above, are met, WorldGate is not entitled to any Federal income tax deduction with respect to the ISO. In cases where any of these requirements are not met, WorldGate generally will be allowed a Federal income tax deduction to the extent of the ordinary income includible in the optionee's gross income in accordance with the provisions of Section 83 of the Code (and Section 162(m) of the Code, to the extent applicable) and the regulations thereunder.

        (5) The use of common stock received upon the exercise of an ISO to pay the purchase price in connection with the exercise of other ISOs within either the two-year or one-year holding periods described in (2) above will constitute a disqualifying disposition of the common stock so used which will result in income (or loss) to the optionee as described in paragraph (3) above and, to the extent of a recognized gain, a deduction to WorldGate in the manner and to the extent described in paragraph (4) above.

    OTHER CONSIDERATIONS

    The Option Plan is not qualified under Section 401(a) of the Code and, based upon current law and published interpretations, WorldGate believes the Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                                 PROPOSAL NO. 4
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PwC audited the Company's financial statements for the first time in 1996. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Shareholder ratification of the selection of PwC as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

    The affirmative vote of a majority of the votes cast in person or by proxy at the meeting will be required to ratify the selection of PwC. Abstentions will NOT be counted toward the tabulation of votes cast on the proposal. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of August 28, 2001 regarding the ownership of common stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP OWNED(2)   OWNERSHIP(3)
---------------------------------------                       ------------------   ------------
Hal M. Krisbergh(4).........................................      6,035,266            25.21%
Gerard K. Kunkel(5).........................................        112,250                *
Peter C. Mondics(6).........................................        154,944                *
David E. Wachob(7)..........................................        405,397             1.69%
Joseph E. Augenbraun(8).....................................        325,042             1.35%
Alan Gerry..................................................        185,666                *
Clarence L. Irving, Jr.(9)..................................          6,250                *
Jeff Morris.................................................          1,000                *
Lemuel Tarshis(10)..........................................          2,000                *
Ronald A. Walter(11)........................................             --                *
All current executive officers and directors as a group
  (14 persons)(12)..........................................      7,643,916            31.28%

------------------------------

  * Less than one percent.

 (1) The address of each beneficial owner is WorldGate Communications, Inc., 3190 Tremont Ave., Trevose, PA 19053.

 (2) The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within sixty days of August 28, 2001.

 (3) The percentage for each individual or group is based on the aggregate of the shares outstanding as of August 28, 2001 (23,932,080 shares) and all shares which the listed beneficial owner has the right to acquire within sixty days of August 28, 2001 from options.

 (4) Includes (a) 54,604 shares of common stock held in two grantor retained annuity trusts, each containing 27,301 shares, with Mr. Krisbergh and Mr. Krisbergh's wife each acting as a trustee for one of the trusts,
     (b) 1,481,482 shares of common stock held in two grantor retained annuity trusts, each containing 740,741 shares, with Mr. Krisbergh and Mr. Krisbergh's wife each acting as a trustee for one of the trusts,
     (c) 15,237 shares of common stock held by Mr. Krisbergh as custodian for his minor child and (d) 15,237 shares of common stock held by Mr. Krisbergh's wife as custodian for their minor child. Mr. Krisbergh disclaims beneficial ownership of these shares.

 (5) Represents options to purchase 112,250 shares of common stock.

 (6) Includes 2,666 shares of common stock held by Mr. Mondics' minor child and options to purchase 78,753 shares of common stock.

 (7) Includes options to purchase 61,500 shares of common stock, 2,000 shares of common stock held by Mr. Wachob as custodian for his minor daughter and 2,000 shares of common stock held by Mr. Wachob as custodian for his minor son.

 (8) Includes options to purchase 60,500 shares of common stock.

 (9) Represents options to purchase 6,250 shares of common stock.

 (10) Represents 2,000 shares held by Mr. Tarshis' minor child.

 (11) Does not include 1,064,253 shares of Common stock held by Citigroup, Inc. Mr. Walter is a vice president of Citicorp and Citibank, N.A.

 (12) Includes (a) options to purchase 501,675 shares of common stock and
      (b) 1,634,840 shares of common stock owned by family members and affiliates of some members of the group.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The current executive officers of the Company are as follows:

NAME                                       AGE                            POSITION
----                                     --------                         --------
Hal M. Krisbergh.......................        54   Chairman and Chief Executive Officer
Gerard K. Kunkel.......................        43   President
James V. Agnello.......................        47   Vice President and Chief Financial Officer
Joseph E. Augenbraun...................        37   Senior Vice President, Engineering
Randall J. Gort........................        52   Vice President, General Counsel and Secretary
Peter C. Mondics.......................        48   Senior Vice President and General Manager of
                                                    TVGateway
James E. McLoughlin....................        48   Vice President, Account Development and Marketing
David E. Wachob........................        47   Director, Vice President and General Manager
Richard Westerfer......................        43   Senior Vice President, Operations

    HAL M. KRISBERGH. For Mr. Krisbergh's business background, see "Election of Directors."

    GERARD K. KUNKEL joined WorldGate in February 1997 and was named President in August 2001. As President, Mr. Kunkel is responsible for the day-to-day operations of the Company's iTV products and services business. From
February 1997 to August 2001, Mr. Kunkel, as Senior Vice President, Sales and Marketing, was responsible for domestic sales and marketing as well as the development and deployment of WorldGate's CHANNEL HYPERLINKING(sm) business and technology. From May 1995 to February 1997, Mr. Kunkel was President of Broadband Applications Development Company. From March 1993 to April 1995, he served as Vice President, Product Development of StarNet, Inc. From June 1991 to March 1993, Mr. Kunkel was President of The Kunkel Group. From May 1984 to
June 1991, Mr. Kunkel was Director of Design and Electronic Publishing for PC MAGAZINE. For the period 1977 through 1984, Mr. Kunkel was an award winning art director for various New York City based magazines.

    JAMES V. AGNELLO joined WorldGate in April 2000. Mr. Agnello is a Certified Public Accountant and for the past eighteen years has held a variety of financial management positions with SmithKline Beecham Corporation, including: from November 1990 to February 2000 as Vice President-Controller for the company's Clinical Laboratory division, from January 1986 to November 1990 as Finance Director/Regional Controller, Southeast Region, from March 1985 to January 1986 as Manager, Financial Planning, Northeast Region, and from
August 1982 to March 1985 as Internal Auditor. Prior his time at SmithKline Beecham, he held a variety of positions with the public accounting firm of Touche Ross & Co. (now Deloitte and Touche) from August 1977 to August 1982.

    JOSEPH E. AUGENBRAUN joined WorldGate in August 1995. Mr. Augenbraun is responsible for the management of the hardware and software teams developing the WorldGate platform. From August 1992 to August 1995, Mr. Augenbraun was a researcher for Hitachi's HDTV Advanced Television and Systems Laboratory. From November 1987 to August 1992, Mr. Augenbraun was on the engineering staff at Commodore-Amiga Inc. where he served in various capacities including Project Manager on the Amiga 1500 Computer System and lead designer in ASIC development.

    RANDALL J. GORT joined WorldGate in August 1997. From July 1995 to
August 1997, Mr. Gort was General Counsel, Secretary, and Director of Legal and Corporate Affairs for Integrated Circuit Systems, Inc. Mr. Gort was in private practice from August 1994 through June 1995. Prior to that time, he was an Associate General Counsel for Commodore International Ltd. from May 1987 through July 1994. Mr. Gort was with Schlumberger Ltd. from October 1982 through early 1987, originally as Senior Attorney and then as General Counsel, FACTRON Division. From April 1979 through October 1982, Mr. Gort was Counsel for various divisions of the 3M Company, including Medical and Surgical Products Divisions, Orthopedic Products Division, Electro-Mechanical Resources Division and 3M's four tape divisions.

    JAMES E. MCLOUGHLIN joined WorldGate in February 2001. Mr. McLoughlin is responsible for domestic sales and marketing and account development. From February 1981 through February 2001, Mr. McLoughlin was Vice President, Affiliate Operations for Home Box Office, where he was responsible for sales and marketing of premium television services to affiliated cable television companies.

    PETER C. MONDICS joined WorldGate in March 1996. From January 1994 through February 1996, Mr. Mondics was a principal with New Ventures Business Planning, a corporation formed to conceptualize, model, create and distribute new business models for clients seeking entry into the cable operator, phone and wireless distributed service businesses. From February 1991 to December 1993,
Mr. Mondics was President of NuStar, Inc. and Executive Vice-President of StarNet, NuStar's parent entity. From February 1987 to January 1991,
Mr. Mondics was Vice-President of NuStar's Network Sales. Mr. Mondics was Eastern Regional Vice-President of Financial News Network from June 1984 to January 1987 and Marketing Manager for Home Box Office from May 1981 to
May 1984.

    DAVID E. WACHOB. For Mr. Wachob's business background, see "Election of Directors."

    RICHARD WESTERFER has served as Senior Vice President, Operations, since December 2000. Mr. Westerfer served as Vice President, Engineering for the Company from February 2000 to December 2000. From 1979 to 1999, Mr. Westerfer served as the Senior Director of Engineering for General Instruments (now a part of Motorola, Inc.).

    Officers are elected or appointed by the Board of Directors to serve until the appointment or election and qualification of their successors or their earlier termination or resignation.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation paid with respect to our chief executive officer and four other most highly compensated officers who were serving as such as of December 31, 2000, each of whose aggregate compensation for fiscal 2000 exceeded $100,000, for services rendered in all capacities for us and our subsidiaries.

                           SUMMARY COMPENSATION TABLE
                           FISCAL YEARS 2000 AND 1999

                                                                                     LONG TERM
                                                                                COMPENSATION AWARDS
                                                                             -------------------------
                                                       ANNUAL COMPENSATION   SECURITIES
                                                       -------------------   UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR      SALARY     BONUS     OPTIONS(#)   COMPENSATION
---------------------------                 --------   --------   --------   ----------   ------------
Hal M. Krisbergh .........................    1998     $320,250   $144,113         --             --
Chairman and Chief Executive Officer          1999     $339,465   $152,759         --             --
                                              2000     $337,080   $148,769     20,000             --

Peter C. Mondics .........................    1998     $159,375   $ 47,813         --             --
Vice President Affiliate Sales and            1999     $168,945   $ 50,683     23,333             --
Marketing                                     2000     $175,638   $ 52,551     40,000        $63,583(1)

Gerard K. Kunkel .........................    1998     $147,140   $ 44,142         --             --
Senior Vice President Sales and Marketing     1999     $165,273   $ 49,582     38,333             --
                                              2000     $175,280   $ 61,348     24,000             --

David E. Wachob ..........................    1998     $149,450   $ 44,835         --             --
Vice President and General Manager            1999     $161,254   $ 48,376     58,333             --
                                              2000     $177,660   $ 53,298     24,000             --

Joseph E. Augenbraun .....................    1998     $139,584   $ 34,898         --             --
Senior Vice President Engineering             1999     $148,731   $ 42,932     53,333             --
                                              2000     $177,660   $ 53,298     22,000             --

------------------------

(1) One time bonus as part of sign-on bonus agreement.

    We have established a bonus plan which provides for the payment of bonuses to executive officers and other employees based upon the performance of WorldGate, the performance of the business division of which the officer or employee is a member and the performance of the officer or employee. Under this plan, we generally assess the prior year's performance and make bonus payments during the first calendar quarter of each year.

    We maintain key man insurance policies in the amount of $3.0 million on Mr. Krisbergh.

    We have a Retirement Savings Plan that is funded by the participants' salary reduction contributions. All our employees are eligible to participate in the plan upon joining WorldGate. The plan is intended to permit any eligible employee who wishes to participate to contribute up to 12% of the employee's compensation on a before-tax basis under Section 401(k) of the Internal Revenue Code, subject to certain limitations. The plan provides for discretionary Company matching contributions that are to be made in proportion to each employee's contribution as well as discretionary Company profit-sharing contributions, subject to certain limitations. Discretionary Company matching contributions and profit-sharing contributions vest based upon the employee's length of service and are payable upon an employee's retirement, death, disability or termination of employment or, under specified circumstances, upon an employee's immediate and heavy financial emergency. Contributions are invested, in such proportions as the employee may elect in any of 10 mutual investment funds. In 2000, the Company made no discretionary profit-sharing contributions to the plan.

    In addition to salary and bonus compensation, we have a stock option plan, the WorldGate 1996 Stock Option Plan. The Option Plan provides for the granting of awards to such officers, other employees, consultants and directors of WorldGate and our affiliates as the Compensation Committee may determine from time to time. Generally, outstanding options vest in equal installments over a four-year period, but in no event may an option be exercised more than ten years following the date of its grant, subject to acceleration in the event of some changes of control of WorldGate. On October 5, 2000, our shareholders approved an increase in the total number of our shares of common stock available under the plan to 3,200,000. On February 15, 2001, the Board approved, subject to shareholder approval, an automatic annual increase of shares reserved under the Option Plan in an amount equal to the lesser of 4% of the then outstanding shares of the Company's common stock or 1,000,000 shares. For a summary description of the Option Plan, see "Proposal No. 3."

    On February 15, 2001, our Board of Directors approved a plan (the "Exchange Offer") pursuant to which WorldGate would offer its employees and directors the opportunity to exchange all outstanding options to purchase shares of WorldGate's common stock granted under the Option Plan having an exercise price of $5.00 or more per share (referred to herein as the "eligible options") together with all options granted to holders of eligible options within the six month period prior to the expiration date of the Exchange Offer, for new options to be granted six months and one day after the expiration of the Exchange Offer. On June 22, 2001, WorldGate commenced the Exchange Offer and filed with the SEC a Tender Offer Statement on Schedule TO. The Exchange Offer expired at midnight, Philadelphia time, on July 30, 2001. Pursuant to the Exchange Offer, WorldGate accepted for exchange options to purchase 696,359 shares of WorldGate's common stock, representing approximately 21.31% of the options that were eligible to be tendered in the Exchange Offer. Subject to the terms of the Exchange Offer, on January 31, 2002, we will grant options to purchase an aggregate of 696,359 shares of common stock, in exchange for such tendered options, having an exercise price per share equal to the closing price of a share of WorldGate's common stock as reported on the Nasdaq National Market on January 31, 2002.

    On February 15, 2001, our Board of Directors adopted the WorldGate 2001 Employee Stock Purchase Plan. The Stock Purchase Plan provides our eligible employees with the opportunity to periodically acquire shares of our common stock through payroll deductions. In general, the Stock Purchase Plan provides that:

    - each employee who has completed six months of continuous employment with WorldGate is eligible to participate in the Stock Purchase Plan so long as the employee customarily works at least 20 hours per week and 5 months per year;

    - participants in the Stock Purchase Plan are permitted to contribute up to fifteen percent of their compensation towards the purchase of our common stock;

    - at the end of each calendar quarter, the contributions of the participants are used to purchase shares of our common stock at the lower of eighty-five percent of the market price of our common stock: (i) at the beginning of each calendar quarter or (ii) at the end of each calendar quarter;

    - shares of our common stock which are purchased under the Stock Purchase Plan are not transferable by the participant until at least one year has elapsed from the enrollment date of the purchaser of such shares;

    - a maximum of 750,000 shares of our common stock (plus an annual increase of 375,000 shares) may be purchased in the aggregate by participants in the Stock Purchase Plan; and

    - our Board has the power and authority to administer the Stock Purchase Plan and may, subject to certain limitations, suspend, revise, terminate or amend the Stock Purchase Plan.

    In order to provide participants in the Stock Purchase Plan with the opportunity to realize all of the tax benefits under Section 423 of the Internal Revenue Code, we are submitting the Stock Purchase Plan to our shareholders for their approval. For a summary description of the Stock Purchase Plan, see "Proposal No. 2."

    As part of our philosophy that increased ownership of equity in WorldGate facilitates greater alignment of executive interests with shareholder interests, the Compensation Committee, in consultation with outside compensation advisors, instituted a special short-term program to incentivize executives to purchase our common stock on the open market. For a period of approximately three
(3) weeks in May 2001, executives (including the Chief Executive Officer) were granted four options, which vest in equal installments over a three-year period, for each share of common stock they purchased. The 4-for-1 matching grant was capped at the point that the aggregate purchase price of shares bought by an executive reached $100,000.

    The following table presents information regarding options granted to our named executive officers during fiscal 2000 to purchase shares of our common stock. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price of 5% and 10% from the date the options were granted over the full option term.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                 ----------------------------------------------------       ANNUAL RATES
                                 NUMBER OF     % OF TOTAL                                  OF STOCK PRICE
                                 SECURITIES   OPTIONS/SARS                                  APPRECIATION
                                 UNDERLYING    GRANTED TO                                  FOR OPTION TERM
                                  OPTIONS/     EMPLOYEES     EXERCISE OR                ---------------------
                                    SARS       IN FISCAL     BASE PRICE    EXPIRATION      5%          10%
NAME                             GRANTED(#)       YEAR         ($/SH)         DATE         ($)         ($)
----                             ----------   ------------   -----------   ----------   ---------   ---------
Hal M. Krisbergh...............    20,000          1.2%          $21.57     5/04/10      271,305     687,541

Peter C. Mondics...............    10,000          2.4%          $21.57     5/04/10      135,653     343,770
                                   30,000                       $6.3437    12/08/10      119,686     303,307

Gerard K. Kunkel...............    12,000          1.4%          $21.57     5/04/10      162,783     412,524
                                   12,000                       $6.3437    12/08/10       47,874     121,322

David E. Wachob................    12,000          1.4%          $21.57     5/04/10      162,783     412,524
                                   12,000                       $6.3437    12/08/10       47,874     121,322

Joseph E. Augenbraun...........    10,000          1.3%          $21.57     5/04/10      135,653     343,770
                                   12,000                       $6.3437    12/08/10       47,874     121,322

    The following table shows the number of shares of common stock subject to exercisable and unexercisable stock options held by each of the named executive officers as of December 31, 2000. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $3.8125, which was the per share closing sales price reported on the Nasdaq National Market on December 29, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                          NUMBER OF
                                                                         SECURITIES         VALUE OF
                                                                         UNDERLYING        UNEXERCISED
                                                                         UNEXERCISED      IN-THE-MONEY
                                                                       OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                       FISCAL YEAR END   FISCAL YEAR END
                                                SHARES                       (#)               ($)
                                               ACQUIRED      VALUE     ---------------   ---------------
                                              ON EXERCISE   REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                                              (#)         ($)       UNEXERCISABLE     UNEXERCISABLE
----                                          -----------   --------   ---------------   ---------------
Hal M. Krisbergh............................        --            --      0/20,000            0/0

Peter C. Mondics............................    24,999             0   26,252/77,082     33,794/13,020
                                                16,666             0

Gerard K. Kunkel............................     4,000      $ 58,240   46,584/82,748     50,000/23,436
                                                 5,000      $153,450

David E. Wachob.............................        --            --   13,334/63,999          0/0

Joseph E. Augenbraun........................        --            --   13,333/62,000          0/0

COMPENSATION OF DIRECTORS

    We have adopted a new director compensation plan commencing in fiscal year 2001. Pursuant to the new director plan, non-employee directors, currently Messrs. Gerry, Irving, Morris, Tarshis and Walter, will receive an annual stock grant of 6,500 shares, vesting in equal amounts over four years, issued at the fair market value on the date of grant, and a stipend of $1,000 for each board or committee meeting the director attends in person. In addition, we will continue to reimburse non-employee directors for reasonable travel expenses for attending board or committee meetings.

    Prior to the adoption of the new director plan, on July 26, 2000, we granted to Mr. Irving options to purchase 25,000 shares of common stock at an exercise price of $28.375 per share. Mr. Irving's options will vest in four equal installments on the anniversary of the grant date. Other than Messrs. Gerry, Irving and Walter, no other current board member was reimbursed for his travel and other expenses or compensated for his service on the board during 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee (the "Compensation Committee") was composed of Messrs. Krisbergh, Gerry and Irving in 2000. The current members of the Committee are Messrs. Krisbergh, Irving, Gerry and Morris. The Compensation Committee makes recommendations to the board concerning the compensation and benefits programs for its directors, officers and employees, including all options granted under the Company's option plan. With the exception of Mr. Krisbergh, no member of the Compensation Committee was an officer or employee of the Company in 2000. Mr. Krisbergh did not, however, participate in the determination of his own compensation.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    This report by the Compensation Committee of the Board of Directors (the "Compensation Committee") discusses the Compensation Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Compensation Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal 2000 and specifically reviews the compensation established for the Company's Chief Executive Officer as reported in the Summary Compensation Table. Other than
Mr. Krisbergh, the Committee is composed entirely of non-employee directors of the Company. The Compensation Committee also administers the Company's Stock Option Plan and Employee Stock Purchase Plan.

COMPENSATION PHILOSOPHY

    The Compensation Committee consists of three non-employee directors and Mr. Krisbergh. Mr. Krisbergh does not, however, participate in the determination of his own compensation. The Compensation Committee is responsible for setting cash and long-term incentive compensation for executive officers and other key employees of the Company. The Company's compensation policies are intended to create a direct relationship between the level of compensation paid to executives and the Company's current and long-term level of performance. The Compensation Committee believes that this relationship is best implemented by providing a compensation package of separate components, all of which are designed to enhance the Company's overall performance. The components are base salary, short-term compensation in the form of annual bonuses and long-term incentive compensation in the form of stock options.

    The base salaries, targeted bonus amounts and number of stock options established for or granted to the Company's executive officers for 2000 are based, in part on the Compensation Committee's understanding of compensation amounts and forms paid to persons in comparable roles performing at comparable levels at other companies in the same or related industries. Such amounts however, mainly reflect the subjective discretion of the members of the Compensation Committee based on the evaluation of the Company's current and anticipated future performance and the contribution of the individual executive officers to such performance, the contribution of the individual executive officers to the Company in areas not necessarily reflected by the Company's performance.

BASE SALARIES

    The base salaries for the Company's senior executive officers for 2000 were established subjectively by the Compensation Committee based on the market environment and the Company's need to attract and retain key personnel for whom the Company must compete against larger, more established companies.

SHORT-TERM ANNUAL BONUSES

    Annual bonuses established for the executive officers are intended to provide an incentive for improved performance in the short term. The Compensation Committee establishes target bonus levels at the beginning of the year based on predetermined goals with respect to individual, department and Company performance.

LONG-TERM INCENTIVE COMPENSATION

    The Company's long-term incentive compensation plan for its senior executive officers, administered through the Company's stock option plan, promotes ownership of the Company's Common stock, which, in turn, provides a common interest between the shareholder of the Company and the executive officers of the Company. Options granted to executive officers under the plan have an exercise price equal to the fair market value of the shares on the date of grant, an exercise period of ten years and generally vest over four years. The number of options granted to executive officers is determined by the Compensation Committee, which is charged with administering the stock option plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    During fiscal year 2000, Mr. Krisbergh's base salary was not increased.
Mr. Krisbergh requested that the Compensation Committee consider allowing him to forego a salary increase for the year, and the Compensation Committee agreed.

    Mr. Krisbergh also had an opportunity to earn additional incentive pay under the Company's short-term annual bonus program, based on his performance against qualitative objectives. The Compensation Committee approved payment of $148,769 based on excellent performance, and the grant of options to purchase 20,000 shares of common stock. The options were granted on May 4, 2000 at $21.57 per share and vest in four equal installments on the anniversary of the grant. In reaching its decision, the Compensation Committee noted the Company's completion of the TVGateway, LLC joint venture, the Digital Video Art, Inc. acquisition, the introduction of CableWare, successful system rollouts of the Company's various products, strengthening of already excellent relations with major customers and the financial community, adding new, significant customers, such as AT&T Broadband, and actions to further develop organizational and individual competencies.

LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION

    Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation (including compensation resulting from the exercise of stock options) exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

                                               Respectfully submitted,

                                               Compensation and Stock Option Committee
                                               Hal M. Krisbergh
                                               Jeff Morris
                                               Alan Gerry and
                                               Clarence L. Irving, Jr.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Company's Common stock for the period beginning on the Company's initial public offering on April 15, 1999 through December 31, 2000 with the cumulative total shareholder return of (i) the Nasdaq Stock Market (U.S.) Index, (ii) the Nasdaq Telecommunications Index and (iii) the JP Morgan H & Q Internet Index for the same period. The comparison assumes an investment of $100 on April 15, 1999 in each index and in the Common stock of the Company, and further assumes reinvestment of dividends.

                 COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN
                     AMONG WORLDGATE COMMUNICATIONS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
     THE NASDAQ TELECOMMUNICATIONS INDEX AND THE CHASE H & Q INTERNET INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                4/15/99  DEC-99  DEC-00
WORLDGATE COMMUNICATIONS, INC.      100  139.89   11.21
NASDAQ STOCK MARKET (U.S.)          100  161.94   97.46
NASDAQ TELECOMMUNICATIONS           100  131.34   56.48
JP MORGAN H & Q INTERNET 100        100  181.82   69.96

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP, or PwC, has served as our independent accountants since 1996. On October 4, 2000, the shareholders of the Company ratified the selection of PwC as independent auditors of the Company for the fiscal year ending December 31, 2000.

    AUDIT FEES. The aggregate audit fees billed for professional services rendered for the audit of the Company's financial statements for the year ending December 31, 2000, and the reviews of the financial statements included in our Forms 10-Q for that year, were $100,884, all of which were attributable to PwC.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The aggregate fees billed for professional services relating to financial information systems design and implementation for the year ending December 31, 2000 were $29,883, all of which were attributable to PwC.

    ALL OTHER FEES. The aggregate fees billed by PwC for additional accounting, audit and tax related services rendered to the Company, other than the services described above, for year ending December 31, 2000, were $72,837.

    WorldGate's Audit Committee has considered whether the provision of the services described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining PwC's independence.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of our common stock (collectively, the "reporting persons") to file reports of ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based solely on our review of those documents received by us, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for fiscal year 2000 were made on a timely basis with the exception of one late filing on Form 4 for each of Mr. Mondics and Mr. Irving.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2002 annual meeting, such proposals must be received by the Company no later than May 10, 2002. Such proposals must relate to matters appropriate for shareholder action and be consistent with regulations of the Securities and Exchange Commission. If the May 10, 2002 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2002 annual meeting, although it will not be included in the proxy statement, if it is received no later than July 24, 2002. If notification of a shareholder proposal is not received by July 24, 2002, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal. All proposals should be directed to the attention of the Secretary of the Company.

                          ANNUAL REPORT ON FORM 10-K/A

    The Company has furnished without charge to each person whose proxy is being solicited, a copy of the Company's annual report on Form 10-K/A, for the year ended December 31, 2000, including the financial statements, but excluding exhibits. Requests for additional copies of such report should be directed to the Company, Attention: Investor Relations.

                          UNDERTAKINGS OF THE COMPANY

    The Company undertakes to deliver to each beneficial owner of the Company's common stock to whom this proxy statement is delivered, upon written or oral request, without charge, a copy of any and all documents referred to in this proxy statement that have been incorporated by reference. Delivery of such documents shall be made by first class mail or other equally prompt means within one business day of receipt of such request. All requests shall be directed to:
WorldGate Communications, Inc., Attn: Investor Relations, 3190 Tremont Avenue, Trevose, PA 19053, telephone number: 215-354-5100, facsimile number:
(215) 354-1049.

                                          By order of the Board of Directors,
                                          Randall J. Gort
                                          Secretary

September 7, 2001

                                   APPENDIX A
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

        Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

        Review and appraise the audit effort of the Company's independent accountants.

        Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting related financial management expertise.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss privately.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

        (1) Recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

        (2) Annually review the engagement of the independent auditors, including the scope, extent and procedures of the audit and other services provided, and the compensation to be paid therefor.

        (3) Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

        (4) Request the independent auditors to provide, from time to time as specific issues arise, an overview of key industry accounting and financial reporting issues/practices that are material to the Company and discuss with such auditors the Company's practices in those areas.

        (5) Discuss quarterly with management and the independent auditors any changes to the accounting and reporting principles and practices applied by the Company in preparing its financial statements. Discuss any material regulatory, litigation or tax matters that may impact financial statements

        (6) Review with the senior management of the Company and the independent auditors information as reported in the Company's financial statements, supplemental disclosures to the SEC or other disclosures. Such information should include: (a) the Company's balance sheet, income statement and statements of cash flows and stockholders' equity for each interim period, and (b) upon completion of their audit, financial results for the year.

        (7) Discuss company performance and practices with independent auditors at least quarterly.

        (8) Review with independent auditors the cooperation they received during their audit examination, including their access to all requested records, data and information. Elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

        (9) Consult with the independent auditors and discuss with senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

        (10) Investigate, review and report to the Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (a) the Company and
    (b) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing.

        (11) Annually review with management and the Company's legal and/or tax advisors, as appropriate, the Company's system and process for monitoring compliance with laws and regulations.

        (12) Report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

                                   APPENDIX B
                         WORLDGATE COMMUNICATIONS, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN

    1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.  DEFINITIONS.

    a. "Board" shall mean the Board of Directors of the Company.

    b. "Business Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

    c. "Code" shall mean the Internal Revenue Code of 1986, as amended.

    d. "Common Stock" shall mean the common stock of the Company.

    e. "Company" shall mean WorldGate Communications, Inc. and any Designated Subsidiary of the Company.

    f. "Compensation" shall mean all base straight time gross earnings and commissions, payments for overtime, shift premium and cash bonuses.

    g. "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

    h. "Employee" shall mean any individual who is an Employee of the Company and for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety
(90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the individual shall cease to be an Employee for purposes of this Plan until such time as the individual again meets the forgoing criteria.

    i. "Enrollment Date" shall mean the first day of each Offering Period.

    j. "Exercise Date" shall mean the last day of each Offering Period.

    k. "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

        i. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last Business Day prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

        ii. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

        iii. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

    l. "Offering Period" shall mean, except as described below with respect to the first year that the Plan is in effect, a period of approximately three
(3) months during which an Option granted pursuant to the Plan may be exercised, commencing on: (i) the first Business Day on or after January 1 and terminating on the last Business Day on or prior to the following March 31; (ii) the first Business Day on or after April 1 and terminating on the last Business Day on or prior to the following June 30; (iii) the first Business Day on or after July 1 and terminating on the last Business Day on or prior to the following
September 30; and (iv) the first Business Day on or after October 1 and terminating on the last Business Day on or prior to the following December 31. Notwithstanding the foregoing, however, the first Offering Period under the Plan shall commence on March 6, 2001 and terminate on June 29, 2001. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

    m. "Option" shall mean a right granted to a Participant to acquire shares of Common Stock of the Company pursuant to the terms and conditions of the Plan.

    n. "Participant" shall mean an eligible Employee who elects, in accordance with the terms and conditions specified herein, to participate in the Plan.

    o. "Plan" shall mean this 2001 Employee Stock Purchase Plan.

    p. "Purchase Price" shall mean an amount equal to the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, minus fifteen percent of such Fair Market Value.

    q. "Rate Change Day" shall mean February 1, March 15, May 1, June 15, August 1, September 15, November 1 and December 15, unless otherwise determined by the Board.

    r. "Reserves" shall mean the number of shares of Common Stock covered by each Option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option.

    s. "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

    3.  ELIGIBILITY.

    a. Any employee who shall have completed six months of continuous employment with the Company on a given Enrollment Day shall be eligible to participate in the Plan. In the event that the Company acquires a company that becomes a Designated Subsidiary as a result of such acquisition, the employees of such Designated Subsidiary shall be regarded as having an employment start date as of the date when they began continuous employment with the Designated Subsidiary.

    b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that such Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

    4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

    5.  PARTICIPATION.

    a. An eligible Employee may become a Participant in the Plan by completing an Enrollment/ Change Form authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's Human Resources Department no later than the fifteenth day of the month immediately proceeding the applicable Enrollment Date.

    b. Payroll deductions for a Participant shall commence on the first pay day following the first Enrollment Date after the Company's receipt of an Enrollment/Change Form pursuant to Section 5(a) and shall continue until terminated pursuant to Section 10 or modified pursuant to Section 6(c).

    6.  PAYROLL DEDUCTIONS.

    a. At the time a Participant files such Participant's an Enrollment/Change Form, such Participant shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which such Participant receives on each pay day during the Offering Period.

    b. All payroll deductions made for a Participant shall be credited to such Participant's account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

    c. A Participant may discontinue participation in the Plan as provided in
Section 10 hereof, or may increase or decrease such Participant's payroll deduction rate during the Offering Period by completing and filing with the Company a new Enrollment/Change Form authorizing a change in payroll deduction rate. The change in such Participant's payroll deduction rate shall be effective on the first pay day which is at least three (3) business days after a Rate Change Day. Notwithstanding the foregoing sentence, however, if the proposed change in payroll deduction rate is a reduction of such Participant's payroll deduction rate to zero percent (0%), then the change in payroll deduction rate shall be effective on the first pay day which is at least three (3) business days after receipt by the Company of such Participant's new Enrollment/Change Form. A Participant's Enrollment/Change Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

    d. Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a the Company may decrease such Participant's payroll deduction at any time during a Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's Enrollment/Change Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

    e. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable federal, state or other tax withholding obligations. Upon request of the Company, a Participant shall promptly remit to the Company the full amount required to satisfy any applicable tax withholding obligations to which the Company is subject

    7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee's Compensation deductions accumulated prior to such Exercise

Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than five thousand (5,000) shares of Common Stock (subject to any adjustment pursuant to Section 19 hereof), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 11 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the Option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to
Section 10 hereof. The Option shall expire on the last day of the Offering
Period.

    8. EXERCISE OF OPTION. Unless a Participant withdraws from the Plan as provided in Section 10 hereof, such Participant's Option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in such Participant's account, subject to the limitations set forth in Sections 3(b) and
7. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in
Section 10 hereof. Any other monies left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's Option to purchase shares hereunder is exercisable only by such Participant.

    9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the Company's transfer agent to credit to the account of the Plan Administrator (designated in Section 16(d) hereof), the shares purchased upon exercise of the Participants' Options, for the benefit of the individual Participants.

    10.  WITHDRAWAL.

    a. A Participant may withdraw all but not less than all the payroll deductions credited to such Participant's account and not yet used to exercise such Participant's Option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Participant's payroll deductions credited to such Participant's account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless such Participant delivers to the Company a new Enrollment/Change Form.

    b. A Participant's withdrawal from an Offering Period shall not have any effect upon such Participant's eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

    11.  TERMINATION OF EMPLOYMENT.

    a. Upon a Participant's ceasing to be an Employee, for any reason, such Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period but not yet used to exercise the Option shall be returned to such Participant or, in the case of a Participant's death, to the person or persons entitled thereto under Section 15 hereof, and such Participant's Option shall be automatically terminated.

    b. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any Subsidiary and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an Employee's employment at any time.

    12. INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

    13.  STOCK.

    a. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be seven hundred and fifty thousand (750,000) shares plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2002 equal to the lesser of
(i) three hundred and seventy-five thousand (375,000) shares of Common Stock or
(ii) a lesser amount determined by the Board. If, on a given Exercise Date, the number of shares with respect to which Options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    b. The Participant shall have no interest or voting right in shares covered by such Participant's Option until such Option has been exercised.

    c. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and such Participant's spouse.

    14. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

    15.  DESIGNATION OF BENEFICIARY.

    a. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the Option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

    b. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor, personal representative or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    16.  TRANSFERABILITY.

        a. PROHIBITION ON TRANSFERABILITY OF PLAN INTERESTS. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in
    Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        b. HOLDING PERIOD FOR SHARES. After a Participant acquires shares pursuant to the Plan, the Participant shall not assign, transfer, pledge or otherwise dispose of such shares for a period of one year from the Enrollment Date. Shares purchased by a Participant under the Plan shall be fully vested and, subject to the foregoing restriction on transfer, the Participant shall have all incidents of ownership with respect to such shares, including the right to vote and the right to receive distributions and dividends.

        c.  TAX TREATMENT.  The Plan is intended to satisfy the requirements of
    Section 423 of the Code. A Participant will not obtain the benefits of this provision if such Participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years from the Enrollment Date of the Offering Period during which the Participant purchased such shares.

        d. BROKER. Each Participant must use the securities broker designated by the Board, or the committee of members of the Board appointed by the Board as the Plan Administrator, for all transactions involving securities acquired by such Participant under the Plan. The initial Plan Administrator shall be Deutsche Banc Alex.Brown.

    17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    18. REPORTS. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

    19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

        a. CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        b. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "Liquidation Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Liquidation Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days prior to the Liquidation Exercise Date, that the Exercise Date for the Participant's Option has been changed to the Liquidation Exercise Date and that the Participant's Option shall be exercised automatically on the Liquidation Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        c. MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed, or an equivalent Option substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "Merger Exercise Date"). The Merger Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the Merger Exercise Date, that the Exercise Date for the Participant's Option has been changed to the Merger Exercise Date and that the Participant's Option shall be exercised automatically on the Merger Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

    20.  AMENDMENT OR TERMINATION.

    a. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect Options previously granted. Except as provided in
Section 19 and this Section 20 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

    b. Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

    c. The Board may, in its discretion, modify or amend the Plan to adjust the percentage discount referenced in Section 1(p). Notwithstanding the foregoing, however, such any such adjustment shall only be applied on a prospective basis for Offering Periods beginning at least two (2) days after the Board has announced such adjustment to the percentage discount. Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

    21. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    22.  CONDITIONS UPON ISSUANCE OF SHARES.

    a. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    b. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    23. TERM OF PLAN. The Plan shall become effective upon the adoption of the Plan by the Board, subject to approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the stockholders of the Company duly held within twelve (12) months after such adoption of the Plan. The Plan shall continue in effect for a term of ten
(10) years from the date of adoption by the Board unless sooner terminated under
Section 20 hereof.

                                   EXHIBIT A
                         WORLDGATE COMMUNICATIONS, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN
                             ENROLLMENT/CHANGE FORM

Check One Box    / / Original Application Enrollment Date:       /      /

                 / / Change in Payroll Deduction Rate

                 / / Hold Contributions--Stop Deductions and Hold Cash Balances

                 / / Cancel Enrollment--Stop Deductions and Refund Cash Balances

                 / / Change of Beneficiary(ies)

    1. I hereby elect to participate in the WorldGate Communications, Inc. 2001 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribe to purchase shares of Common Stock in accordance with this Enrollment/Change Form and the Employee Stock Purchase Plan.

    2. I hereby authorize payroll deductions from each paycheck in the amount of
      % of my salary on each payday (from 0 to 15%), and   % of my cash bonus
(from 0 to 15%), if I receive a bonus, during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

    3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my Option.

    4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

    5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (circle one--Employee or Employee and Spouse only).

    6. I understand that I cannot assign, transfer, sell or otherwise dispose of shares of Common Stock purchased under the Plan until one year from the beginning date of the period in which I acquired such shares. I also understand that I must use Deutsche Banc Alex.Brown, the Plan Administrator, as the broker for all transactions regarding shares acquired pursuant to the Plan. I authorize Deutsche Banc Alex.Brown to disclose my name, address and securities positions to corporations and other issuers in which I own securities, under a U.S. Securities and Exchange Commission Rule designed to permit companies to communicate directly with the non-objecting beneficial owners.

    7. I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the lesser of (i) the gain realized from such sale or (ii) the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable tax withholding obligation resulting from the sale or early disposition of Common Stock by me. If the compensation remaining payable to me is insufficient to satisfy the tax withholding obligations imposed upon the Company I will, upon request of the Company, promptly pay any additional funds required by the Company to satisfy its tax withholding obligations resulting from my disposition of Common Stock. I understand that if I dispose of my shares of Common Stock more than two years after the Enrollment Date I will be treated for federal income tax purposes as recognizing ordinary income equal to the lesser of (i) the gain realized from such sale or (ii) 15% of the fair market value of the shares on the Enrollment Date. Any gain in excess of this amount will be treated as capital gain. I understand that the above favorable tax provisions will not apply unless the Company's stockholders approve the Plan at the 2001 Annual Stockholders Meeting. If the stockholders do not approve the Plan, I will be treated for federal tax purposes as recognizing ordinary income for the 2001 tax year on the difference between the fair market value on the Exercise Date and the purchase price, even though I do not sell the shares during this period.

    8. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Enrollment/Change Form is dependent upon my eligibility to participate in the Employee Stock Purchase Plan. I understand that all capitalized terms contained in this Enrollment/ Change Form, but not defined herein have the meanings set forth in the Employee Stock Purchase Plan.

    9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

    Name: ______________________________________________________________________
                 (First)            (Middle)            (Last)

    Relationship: ______________________________________________________________

    Address: ___________________________________________________________________

    I UNDERSTAND THAT THIS ENROLLMENT/CHANGE FORM SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

    Name of Employee: __________________________________________________________
                                 (Please Print)

    Signature of Employee: _____________________________________________________

    Date: ______________________________________________________________________

    Employee's Social Security Number: _________________________________________

    Employee's Address: ________________________________________________________

    Spouse's Signature: ________________________________________________________
                (Only required if beneficiary other than spouse)

                                   EXHIBIT B
                         WORLDGATE COMMUNICATIONS, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

    The undersigned Participant in the Offering Period of the WorldGate Communications, Inc. 2001 Employee Stock Purchase Plan which began on
            , 2001 (the "Enrollment Date") hereby notifies the Company that such Participant hereby withdraws from the Offering Period. The undersigned Participant hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to such Participant's account with respect to such Offering Period. The undersigned Participant understands and agrees that such Participant's Option for such Offering Period will be automatically terminated. The undersigned Participant understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Enrollment/Change Form.

    Name of Employee: __________________________________________________________
                                 (Please Print)

    Signature of Employee: _____________________________________________________

    Date: ______________________________________________________________________

    Employee's Social Security Number: _________________________________________

    Employee's Address: ________________________________________________________

                                   APPENDIX C
                         WORLDGATE COMMUNICATIONS, INC.
                             1996 STOCK OPTION PLAN
             (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 15, 2001)

    The purpose of this 1996 Stock Option Plan (the "Plan") of WorldGate Communications, Inc. (the "Company") is to advance the interests of the Company by encouraging the acquisition of an equity interest in the Company and providing designated key employees, officers, directors, consultants and advisors to the Company with the opportunity to receive grants of Incentive Stock Options and Nonqualified Stock Options. The Company believes that the Plan will serve as an incentive for the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders and will align the economic interests of the participants with those of the stockholders.

    1.  ADMINISTRATION

    The Plan shall be administered by a committee (the "Committee") whose members shall be appointed by, and serve at the pleasure of, the board of directors of the Company (the "Board"). The Committee shall consist solely of not fewer than two "non-employee directors" (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor thereto) of the Company who are also "outside directors" (within the meaning of Treas. Reg. Section1.162-27(e)(3) or any successor thereto). In the event a committee has not been established in accordance with the preceding sentence, the Plan shall be administered by the full Board.

    Subject to the provisions of Section 4, the Committee shall have the sole authority to (i) determine to whom options shall be granted under the Plan (the "Optionee" or "Optionees"), (ii) determine the type, quantity and terms of the options to be granted to each Optionee, (iii) determine when the options will be granted and the duration of the exercise period, including the criteria for vesting and the acceleration of vesting (if any), (iv) select the "Valuation Expert," as defined below and (v) make determinations with respect to any other matters arising under the Plan.

    The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

    Notwithstanding anything herein to the contrary, the Board may exercise any power or authority of the Committee under the Plan and, in such case, any reference to the Committee hereunder shall be deemed to include the Board as a whole.

    2.  GRANTS

    Awards under the Plan shall consist of options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of section 422 of the Internal Revenue Code of 1986 (the "Code") or options which are not intended to so qualify ("Nonqualified Stock Options") (hereinafter collectively referred to as "Stock Options"). All Stock Options shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Optionees. Grants under a particular section of the Plan need not be uniform as among the Optionees.

    3.  SHARES SUBJECT TO PLAN

        (a) SHARE LIMITS. Options may be granted under the Plan to purchase up to a maximum of three million two hundred thousand (3,200,000) shares of common stock of the Company, par value $0.01 per share (the "Company Stock"); provided, however, that the total number of shares available for issuance under the Plan shall be increased each calendar year by an amount equal to the lesser of (i) four (4) percent of the issued and outstanding shares of Company Stock (determined as of the first day of each such year), or 1,000,000 shares of Company Stock; and further provided, that no Optionee shall be granted Options for more than two hundred thousand (200,000) shares of Company Stock over any one-year period.

        (b) SOURCE OF SHARES. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market or otherwise, for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such options shall again be available for purposes of the Plan; provided, however, that (a) if a Stock Option is canceled, the canceled Stock Option is counted against the maximum number of shares for which Stock Options may be granted to an Optionee, and (b) if the Stock Option price is reduced after the date of grant, the transaction is treated as a cancellation of a Stock Option and the grant of a new Stock Option for purposes of counting the maximum number of shares for which Stock Options may be granted to an Optionee.

        (c) CERTAIN CORPORATE TRANSACTIONS; ADJUSTMENTS. In the event of a change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, combination or exchange of such shares, merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Stock Options, the maximum number of shares of Company Stock with respect to which Options may be granted to any Optionee under the Plan, the number of shares covered by outstanding Stock Options, and the price per share or the applicable market value of such Stock Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Stock Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with section 422 of the Code.

    4.  ELIGIBILITY FOR PARTICIPATION

    All employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the long-term success of the Company ("Employees"), all directors of the Company who are not also employees of the Company ("Non-Employee Directors") and all advisors and consultants ("Consultants") whose services, in the judgement of the Committee, can have a significant effect on the long-term success of the Company shall be eligible to participate in the Plan. Employees as used herein shall include employees of the Company's "parent corporation" or "subsidiary corporations" as those terms are defined in section 424(e) or 424(f) of the Code, as well as directors of the Company who are also employees of the Company. Except as provided in Section 6, the Committee shall select the Employees, Non-Employee Directors and Consultants to receive Stock

Options and determine the number of shares of Company Stock subject to a particular Stock Option in such manner as the Committee determines.

    Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for any other proper corporate purpose.

    5.  AGREEMENTS WITH OPTIONEES

    Each Stock Option made under this Plan shall be evidenced by a letter to the Optionee containing such terms and conditions as the Committee shall approve (the "Grant Letter").

    6.  GRANTING OF OPTIONS

        (a) NUMBER OF SHARES. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option grant.

        (b) TYPE OF OPTION AND PRICE. The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that neither Non-Employee Directors nor Consultants shall be eligible to receive grants of Incentive Stock Options.

        The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such Stock on the date such Stock Option is granted. Prior to the effective date specified in Section 18(b) of the Plan, the Committee shall inform the Optionees as to the fair market value of the Company Stock on a periodic basis, but not less frequently than once per calendar year.

        During such time that the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, including the NASDAQ National Market System published in The Wall Street Journal, the "fair market value" of Company Stock shall be determined by an independent firm, i.e., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Committee, with expertise in the valuation of business entities and the securities thereof, selected by the Committee (the "Valuation Expert") or as otherwise determined by the Committee in good faith based on the best available facts and circumstances. Such determination of "fair market value" shall be made on a periodic basis, but no less frequently than once a calendar year. If the Company Stock is listed on an established stock exchange or traded in the over-the-counter market, as determined by the Committee, "fair market value" on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or such other over-the counter market on the last previous day on which a sale is reported.

        (c) EXERCISE PERIOD. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.

        (d) VESTING AND EXERCISABILITY OF OPTIONS. Stock Options shall become vested and exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. All outstanding Stock Options shall become immediately exercisable upon a Change in Control (as defined herein), unless the Committee, in its sole discretion, determines otherwise in accordance with
    Section 10 of the Plan.

        (e) MANNER OF EXERCISE. An Optionee may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with Subsection
    (g) below. Should a Stock Option become exercisable on and after the effective date specified in Section 18(b), such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

        (f)  TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH.

           (1)  EMPLOYEES AND CONSULTANTS.

               (i) In the event the Optionee during the Optionee's lifetime ceases to be an Employee or a Consultant for any reason other than death, disability (within the meaning of section 22(e)(3) of the Code), voluntary termination without the consent of the Company, or termination for cause by the Company (as defined below), any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within three (3) months of the date on which the Optionee ceases to be an Employee or Consultant (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. For purposes of this Section 6(f)(1), if an Optionee ceases to be an Employee or a Consultant for reasons other than voluntary termination without the consent of the Company or termination for cause, but continues to serve as a member of the Board, such Optionee's service as a member of the Board shall be considered as continued employment or service with the Company. In addition, for purposes of this Section 6(f), a leave of absence at the request, or with the approval, of the Company shall not be deemed a termination of employment so long as the period of such leave does not exceed
           90 days, or, if longer, so long as the Optionee's right to re-employment with the Company is guaranteed by contract. Any of the Optionee's Stock Options which are not otherwise vested and exercisable as of the date on which the Optionee ceases to be an Employee or Consultant shall terminate as of such date (except as the Committee may otherwise provide in writing).

               (ii) In the event the Optionee ceases to be an Employee or a Consultant on account of a "termination for cause" by the Company (or the applicable parent or subsidiary corporation), as determined in accordance with the personnel policies of the Company (or such corporation) in effect before any Change in Control of the Company or as determined by a written contract between the Consultant and the Company, or on account of a voluntary separation from the Company (or the applicable parent or subsidiary corporation) without the consent of the Company (or such corporation), any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an Employee or a Consultant (except as the Committee may otherwise provide in writing).

               (iii) In the event of (A) the death of the Optionee while an Employee or a Consultant of the Company or (B) any termination of employment or service due to disability (as defined above), any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an Employee or Consultant as aforesaid, shall terminate unless exercised by the Optionee or the Optionee's personal representative within one year of the date on which the Optionee ceases to be an Employee or Consultant (or within such other period of time as may be specified in the

           Grant Letter), but in any event no later than the date of the expiration of the option exercise period.

               (iv) Notwithstanding the foregoing provisions, failure to exercise an Incentive Stock Option within the periods of time prescribed under sections 421 and 422(a) of the Code shall cause the Incentive Stock Option to cease to be treated as an "incentive stock option" for purposes of sections 421 and 422 of the Code.

           (2) NON-EMPLOYEE DIRECTORS. Upon cessation of service as a Non-Employee Director for reasons other than death, only those options exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such options shall be exercisable until the first to occur of: (i) the expiration of the remaining term of the option or (ii) 90 days after cessation of service of the Non-Employee Director. In the event of the death of a Non-Employee Director while a member of the Board, or within the period after termination of service during which the options are exercisable by the Non-Employee Director in accordance with this Plan, the options granted to him shall be exercisable until the first to occur of: (A) the expiration of the remaining term of the option or (B) one year after the date of the Non-Employee Director's death, but only to the extent that the Non-Employee Director would have been entitled to exercise the options had he lived during such period.

        (g) SATISFACTION OF OPTION PRICE. The Optionee shall pay the option price specified in the Grant Letter in (i) U.S. Dollars by cash, wire transfer of immediately available funds or certified check payable to the order of the Company, or (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee including Company Stock acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price. The Company may require the Optionee, in connection with the exercise of a Stock Option, to provide such information (including, without limitation, the Optionee's address and taxpayer identification number) as may be necessary to complete any tax information returns and other tax returns and reports that may be required to reflect such exercise. The Optionee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Except as otherwise determined by the Committee, shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

        (h) RULE 16b-3 RESTRICTIONS. Unless an Optionee could otherwise transfer Company Stock issued pursuant to a Stock Option granted hereunder without incurring liability under section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of a Stock Option to the date of disposition of the Company Stock issued upon exercise of such option.

        (i) LIMITS ON INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company or any parent or subsidiary corporation thereof exceeds $100,000, then, if and to the extent required by section 422(d) of the Code or any successor or related provision, such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

        (j) OPTIONAL PURCHASE BY THE COMPANY. In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess of (i) the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options over (ii) the purchase price as specified therein. Notwithstanding the foregoing, if any right granted pursuant to this Subsection would make any corporate transaction ineligible for pooling of interests accounting treatment under APB No. 16 that but for this provision would otherwise be eligible for such accounting treatment, or is determined by the Committee to be otherwise disadvantageous to the Company, the Optionee shall not receive a cash payment in lieu of the exercise of his or her Stock Options.

    7.  ANNUAL AWARDS TO NON-EMPLOYEE DIRECTORS

    Each Non-Employee Director (as defined in Section 4) shall be automatically granted a Nonqualified Stock Option to purchase 6,500 shares of Company Stock on each anniversary of the date the Non-Employee Director was elected to the Board, provided that he or she is then a Non-Employee Director. Each Option awarded hereunder shall be evidenced by a Grant Letter (as described in Section 5), which shall contain such terms and conditions as the Committee deems appropriate.

    8.  TRANSFERABILITY OF OPTIONS

    Only the Optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Optionee's will or under the applicable laws of descent and distribution.

    Notwithstanding the foregoing, the Committee may permit an Optionee to transfer rights under a Nonqualified Stock Option to the Optionee's spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer") provided that the Optionee receives no consideration for a Family Transfer and that the Optionee and the transferee in the Family Transfer agree to such conditions as the Committee my impose, including, without limitation, (i) provisions to assure the payment of any taxes required to be deducted, withheld and/or paid over in connection with the exercise of a Stock Option, and (ii) acknowledgment that the Stock Options and the exercise thereof will continue to be subject to the same terms and conditions of the Grant Letter and this Plan, and any attempt to transfer a Stock Option other than in accordance with the foregoing shall be void and of no force or effect.

    9.  CHANGE IN CONTROL OF THE COMPANY

    As used herein, a "Change in Control" shall be deemed to have occurred if:

        (a) As a result of any transaction, any one stockholder other than an existing stockholder as of the effective date specified in Section 18(a) of the Plan (or a beneficiary or the estate thereof), becomes a beneficial owner, as defined below, directly or indirectly, of securities of the Company representing more than 50% of the common stock of the Company or the combined voting power of the Company's then outstanding securities;

        (b) A liquidation or dissolution of or the sale of all or substantially all of the Company's assets occurs; or

        (c) On or after the effective date specified in Section 18(b):

           (1) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group

       (as such terms are used in and under section 13(d) of the Exchange Act) other than an existing stockholder as of the effective date specified in
       Section 18(a) of the Plan (or a beneficiary of the estate thereof), becomes the beneficial owner (as defined in Rule 13-d under the Exchange
       Act), directly or indirectly, of securities of the Company representing more than 40% of the common stock of the Company, or the combined voting power of the Company's then outstanding securities; or

           (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period.

    10.  CONSEQUENCES OF A CHANGE IN CONTROL

        (a)  NOTICE.  Unless the Committee otherwise determines:

           (1) If a Change of Control will occur pursuant to a transaction approved by the stockholders of the Company or by the Board (if stockholder action is not required), then, not later than ten (10) days after the approval by the stockholders of the Company (or the approval by the Board, if stockholder action is not required) of such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of such proposed Change in Control.

           (2) If a Change of Control occurs without approval by the stockholders or the Board, then, not later than ten (10) days after such Change in Control, the Company shall give each Optionee with any outstanding Stock Options written notice of the Change of Control.

        (b) EXERCISE RIGHT. In connection with the Change in Control and effective only upon such Change in Control, unless the Committee determines otherwise, each Optionee shall thereupon have the right, within twenty
    (20) days after such written notice is sent by the Company, (the "Election Period"), to exercise in full any or all of such Optionee's outstanding Stock Options (whether the right to exercise such Stock Option has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change in Control).

        (c) TERMINATION OF STOCK OPTION. If an Optionee does not exercise the Optionee's outstanding Stock Options in a timely manner in accordance with Subsection (b) in connection with a Change in Control where the Company is not the surviving corporation(or survives only as a subsidiary of another corporation), the Optionee's Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Stock Option occurs under circumstances which are not deemed a modification of the option with the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

        (d) ACCOUNTING AND TAX LIMITATIONS. Notwithstanding the foregoing, if the termination of the Stock Options described in Subsection (c) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16, and, but for such provision, the Change of Control would otherwise qualify for such treatment, each affection Optionee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

    11.  AMENDMENT AND TERMINATION OF THE PLAN

        (a) AMENDMENT. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Optionee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(c)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company, and provided, further, that after the effective date specified in Section 18(b) the Board shall not amend the Plan without stockholder approval if such approval is required by Rule 16b-3 of the Exchange Act or section 162(m) of the Code.

        (b) TERMINATION OF PLAN. The Plan shall terminate on the day before the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

        (c) TERMINATION AND AMENDMENT OF OUTSTANDING STOCK OPTIONS. A termination or amendment of the Plan that occurs after a Stock Option is granted shall not materially impair the rights of an Optionee unless the Optionee consents or unless the Committee acts under Section 19(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Stock Option. Whether or not the Plan has terminated, an outstanding Stock Option may be terminated or amended under Section 19(b) hereof or may be amended by agreement of the Company and the Optionee consistent with the Plan.

        (d) GOVERNING DOCUMENT. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns and the Optionees and their assigns.

    12.  FUNDING OF THE PLAN

    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Stock Options under this Plan. In no event shall interest be paid or accrued on any Stock Option, including unpaid installments of Stock Options.

    13.  RIGHTS OF INDIVIDUALS

    Nothing in this Plan shall entitle any Employee, Non-Employee Director, Consultant or other person to any claim or right to be granted a Stock Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee, Non-Employee Director, or Consultant any rights to be retained by or in the employ of the Company or any other employment rights.

    14.  NO FRACTIONAL SHARES

    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

    15.  WITHHOLDING OF TAXES

    The Optionee or other person receiving shares of Company Stock upon the exercise of a Stock Option shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the exercise of such Stock Options and the Company shall have the right to deduct from other wages paid to the Optionee by the Company (including through the withholding of Company Stock purchased upon the exercise of a Stock Option, if then authorized by the Committee and applicable law) the amount of any tax required to be deducted, withheld or paid over with respect to such Stock Options which is not otherwise paid. The Company's obligation to make any delivery or transfer of any shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirements.

    16.  REQUIREMENTS FOR ISSUANCE OF SHARES

    No Company Stock shall be issued or transferred upon the exercise of any Stock Option hereunder unless and until all requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any provisions of such grant or any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

    17.  HEADINGS

    Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

    18.  EFFECTIVE DATE

        (a) EFFECTIVE DATE OF PLAN. Subject to the approval of the Company's stockholders, this amended and restated Plan shall be effective as of February 15, 2001.

        (b) EFFECTIVENESS OF SECTION 16 AND SECTION 162(M) PROVISIONS. The provisions of the Plan that refer to, or are applicable to persons subject to, section 16 of the Exchange Act or section 162(m) of the Code shall be effective, if at all, upon registration of the Company Stock under section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

    19.  MISCELLANEOUS

        (a) SUBSTITUTE GRANTS. The Committee may make a grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

        (b) COMPLIANCE WITH LAW. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Stock Options shall be subject to all applicable laws and to approvals by a governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Stock Option if it is contrary to law or modify a Stock Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

        (c) OWNERSHIP OF STOCK. An Optionee or Successor Optionee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Stock Option until the shares are issued or transferred to the Optionee or Successor Optionee on the stock transfer records of the Company.

        (d) GOVERNING LAW. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Optionees under, the Plan, and Stock Options granted thereunder.

        (e) GENDER AND NUMBER. In this Plan (unless the context requires otherwise), the masculine, feminine, and neuter genders and the singular and the plural include one another.

        (f) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered in person, or on the third business day after mailing, if mailed by registered or certified mail, return receipt requested, addressed in the case of the Company, to the President, at the last principal address of record for the Company; to the Optionee, at the Optionee's last address as reflected on the books and records of the Company; or in each case, to such other address as may be designated to the Company or the Optionee from time to time as provided above.

                                AMENDMENT NO. 1
                                     TO THE
                         WORLDGATE COMMUNICATIONS, INC.
                             1996 STOCK OPTION PLAN
             (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 15, 2001)

    WHEREAS, WorldGate Communications, Inc. (the "Company") amended and restated the WorldGate Communications, Inc. 1996 Stock Option Plan (the "Plan") effective February 15, 2001;

    WHEREAS, at the meeting of the Board of Directors of the Company (the "Board") on February 15, 2001, the Board resolved to amend the Plan to provide for the automatic grant of a nonqualified stock option covering 20,000 shares of common stock of the Company to each Non-Employee Director upon his or her initial election to the Board; and

    WHEREAS, the Company desires to amend the Plan to reflect the matters resolved at the February 15, 2001 Board meeting;

    NOW, THEREFORE, effective February 15, 2001, Section 7 of the Plan is hereby amended in its entirety to read as follows:

    7.  AWARDS TO NON-EMPLOYEE DIRECTORS

        Each Non-Employee Director (as defined in Section 4) shall be automatically granted a Nonqualified Stock Option to purchase 20,000 shares of Company Stock on the date the Non-Employee Director is initially elected to the Board. In addition, each Non-Employee Director shall be automatically granted a Nonqualified Stock Option to purchase 6,500 shares of Company Stock on each anniversary of the date the Non-Employee Director was elected to the Board, provided that he or she is then a Non-Employee Director. Each Option awarded under this Section 7 shall be evidenced by a Grant Letter (as described in Section 5), which shall contain such terms and conditions as the Committee deems appropriate.

    IN WITNESS WHEREOF, the Company has caused these presents to be duly executed this
day of             , 2001.

                                          WORLDGATE COMMUNICATIONS, INC.

                                          By: __________________________________


PROXY                     WORLDGATE COMMUNICATIONS, INC.                           PROXY
                ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 25, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Hal M. Krisbergh and Randall J. Gort, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of WorldGate Communications, Inc. to be held on October 25, 2001, and any adjournments thereof, to vote all shares of common stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the September 7, 2001 Proxy Statement.

                PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR
        BLACK INK THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL
                     NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

1. Election of the following nominees as directors: Alan Gerry, Clarence L. Irving, Jr., Hal M. Krisbergh, Jeff Morris, Lemuel Tarshis, David E. Wachob and Ronald A. Walter.

     FOR ALL NOMINEES           WITHHOLD FOR ALL NOMINEES     WITHHOLD FOR THE FOLLOWING ONLY: (WRITE THE
                                                              NAMES OF THE NOMINEE(S) IN THE SPACE BELOW)
          [  ]                            [  ]
                                                              -------------------------------------------

2.   Ratification and approval of the 2001 Employee Stock Purchase Plan.

     FOR  [  ]      AGAINST  [  ]      ABSTAIN   [  ]

3. To amend the 1996 Stock Option Plan to increase the number of shares available under the plan to 4,132,328, approve the automatic grant of options to non-employee directors and approve the automatic annual increase of shares reserved for issuance under the plan in an amount equal to the lesser of 4% of the then outstanding shares of common stock or 1,000,000 shares.

     FOR  [  ]      AGAINST  [  ]      ABSTAIN   [  ]

4. Ratification of selection of PricewaterhouseCoopers LLP as Independent Auditors.

     FOR  [  ]      AGAINST  [  ]      ABSTAIN   [  ]

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

          THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF
              ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF
                         WORLDGATE COMMUNICATIONS, INC.

(SIGNATURE SHOULD BE EXACTLY AS NAME OR NAMES SHOWN ON THIS PROXY. IF STOCK IS HELD JOINTLY, EACH HOLDER SHOULD SIGN. IF SIGNING IS BY ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE.)

DATE                 , 2001
     ----------------                           -------------------------------
                                                           SIGNATURE

I PLAN TO ATTEND THE MEETING:
YES [  ]    NO   [  ]
                                                 ------------------------------
                                                    SIGNATURE IF HELD JOINTLY

          THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR APPROVAL OF
           PROPOSALS 2, 3 AND 4 UNLESS OTHERWISE INDICATED, AND IN THE
                DISCRETION OF THE PROXIES ON ALL MATTERS PROPERLY
                          BROUGHT BEFORE THE MEETING.